EXHIBIT 10.12

SUBLEASE

This SUBLEASE (the “Sublease”) is entered into as of the 1st day of March, 2004, by and between Seattle Coffee Company, a Georgia corporation (“Sublandlord”) and Marchex, Inc., a Delaware corporation (“Subtenant”).

RECITALS

A. Sublandlord, as tenant, is a party to that certain Lease Agreement dated as of June 29, 2001, as amended by that certain First Amendment to Lease dated September 30, 2002 (collectively, the “Master Lease”) with Pine Street Development L.L.C.(“Master Landlord”), as landlord, for certain premises containing approximately twenty five thousand nine hundred eighty three (25,983) contiguous rentable square feet of space on Floor 5 as well as the entire server room (comprising approximately eight hundred five (805) rentable square feet) located on Floor 4 (“Server Room”) (collectively, the “Premises”) of the building commonly known as the Fifth and Pine Building with an address of 413 Pine Street, Seattle, Washington 98101 (the “Building”), as further described on Exhibit A attached thereto.

B. Subject to the schedule for possession set forth in Section 1 below, Sublandlord wishes to sublease the Subleased Premises (as defined below) to Subtenant, and Subtenant wishes to sublease the Subleased Premises from Sublandlord.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Sublease. On the terms and subject to the conditions stated herein, Sublandlord hereby subleases the Subleased Premises (as defined herein) to Subtenant and Subtenant hereby subleases the Subleased Premises from Sublandlord based on the following schedule:

Dates (“Must Take Periods”)	Total Rentable Square Feet Subleased
Commencement Date to 6/30/04	11,400
7/1/04 to 9/30/04	15,000
10/1/04 to 3/31/05	17,500
4/1/05 to 9/30/05	20,000
10/1/05 to 3/31/06	22,500
4/1/06 to 9/30/06	25,000
10/1/06 to 12/30/09	26,778

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The portion of the Premises subleased by Subtenant from time to time shall be known as the “Subleased Premises”. The Server Room shall be subleased by Subtenant throughout the Term and thus shall be included in the first calculation of rentable square feet set forth above and shall be a part of the Subleased Premises throughout the Term. The parties agree that after mutual execution and delivery of this Sublease, but before the Commencement Date, the parties shall mutually mark the site plan attached hereto as Schedule A and by this reference incorporated herein to show the boundaries of the initial Subleased Premises on Floor 5 of the Building. As Subtenant occupies each incremental portion of rentable square feet set forth in the above schedule (or at such earlier time as Subtenant may occupy additional space), the parties shall further amend the site plan to reflect the then-current boundaries of the Subleased Premises determined in accordance with the procedure described below. Subtenant agrees clearly to demark the space in the Subleased Premises that Subtenant is occupying during any Must Take Period (or during such earlier period that Subtenant occupies additional space); provided, however that Subtenant’s occupancy of fewer rentable square feet than that set forth above for a particular Must Take Period shall not reduce the Rent due for such period.

At least fifteen (15) days before any Must Take Period or such earlier date that Subtenant elects to occupy space in excess of that allocated for a particular Must Take Period (as provided below), Subtenant shall send written notice to Sublandlord along with a proposal for Subtenant’s incorporation of the next increment of space (which proposal shall include a site plan depiction of the new boundaries of the Subleased Premises and the number of square feet contained within such boundaries). If Sublandlord approves of Subtenant’s proposal, then the proposed site plan therefor shall be used to amend Schedule A attached hereto and the boundaries of the Subleased Premises as depicted thereon shall be effective until the next Must Take Period or such earlier date that Subtenant elects to sublease additional space pursuant to the terms of this Sublease. If Sublandlord disapproves of Subtenant’s proposal and thinks that the expanded Subleased Premises contains square feet in excess of the Space Threshold (as defined below), then Sublandlord shall send written notice of the same to Subtenant and Subtenant shall either (a) promptly revise and re-submit its proposal to Sublandlord showing a decrease in the size of the Subleased Premises below the Space Threshold, or (b) engage an independent certified architect or surveyor to measure the actual floor area of the proposed Subleased Premises. Such measurement shall be made using BOMA standards of measurement and shall be binding on the parties with respect to the square footage in Subtenant’s proposal. The parties agree that Subtenant’s proposed occupancy of one thousand (1,000) square feet (or less) more than the square feet allocated for a particular Must Take Period (the “Space Threshold”) shall not result in an increase in Subtenant’s Base Rent under this Sublease. If it is determined that Subtenant’s proposal for the Subleased Premises does not include space in excess of the Space Threshold, then Sublandlord shall not object thereto. After the parties have agreed upon the new boundaries for the Subleased Premises from time to time, Schedule A shall be amended to depict the same.

If Sublandlord discovers at any time during the Term that Subtenant is occupying square feet in excess of that allocated for a particular Must Take Period (and Subtenant

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did not previously give Sublandlord written notice thereof as described above), and such additional square footage exceeds the Space Threshold, upon written notice from Sublandlord, Subtenant shall, within five (5) days after receipt of Sublandlord’s notice, either withdraw the boundaries of the Subleased Premises to the space allocated for that Must Take Period, or Subtenant may elect to pay Base Rent on such additional space at the rate of Seventeen Dollars ($17.00) per square foot in excess of the space allocated for that Must Take Period (which rate includes Eight Dollars and Seventy Six Cents ($8.76) attributable to Additional Rent) and Subtenant shall thereafter commence to pay Base Rent at such increased rate. If Sublandlord discovers a second time during the Term that Subtenant is occupying square feet in excess of that allocated for a particular Must Take Period (and Subtenant did not previously give Sublandlord written notice thereof as described above), and such additional square footage exceeds the Space Threshold, then Subtenant shall pay Base Rent on the excess space so occupied from the date that the parties confirm that Subtenant is occupying such excess space retroactive to the beginning of such Must Take Period (based on a rate of Seventeen Dollars ($17.00) per square foot of excess space). Thereafter, Subtenant shall have the option either to continue paying such increased Base Rent or to decrease its occupancy by the excess square feet occupied. Subtenant shall make such election by sending written notice thereof to Sublandlord within five (5) days after the parties determine the amount of excess space being occupied by Subtenant and if Subtenant elects to reduce its occupancy, then Sublandlord and Subtenant shall mutually approve the boundaries of the reduced Subleased Premises.

Subject to compliance with the applicable terms of the Master Lease, and without in any way reducing the Rent due from Subtenant, Sublandlord may sublease the portions of the Premises that are not part of the Subleased Premises, including any unused and clearly demarked space within a Zone, from time to time provided that such portions are made available for Subtenant as of the applicable Must Take Period set forth above.

Notwithstanding the foregoing, and subject to third parties’ rights under subleases for the portions of the Premises not part of the Subleased Premises from time to time as described above, at any time prior to the applicable Must Take Period for a particular portion of the Subleased Premises, Subtenant shall have the option to sublease the next portion or remaining portions scheduled to become part of the Subleased Premises (as described in the schedule above) by giving Sublandlord not less than fifteen (15) days’ prior written notice of such intent, which notice shall include Subtenant’s proposal for the new boundaries of the Subleased Premises in accordance with the requirements described above. Upon the effective date of Subtenant’s sublease of such additional space, the Subleased Premises shall be deemed to include the same and the parties shall amend Schedule A accordingly.

Except as otherwise stated herein, Subtenant accepts the Subleased Premises subject to all the terms and conditions of the Master Lease. Unless otherwise defined herein, all capitalized terms used in this Sublease shall have the meanings given such terms in the Master Lease.

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2. Term. The term (the “Term”) of this Sublease shall commence on March 31, 2004 (the “Commencement Date”); provided, however, that Sublandlord shall not be obligated to deliver the Subleased Premises, nor shall Subtenant be obligated to take possession of the same, and the Commencement Date shall not occur until April 30, 2004 if Master Landlord provides its consent between March 31, 2004 and April 29, 2004, and Sublandlord shall not be obligated to deliver the Subleased Premises, nor shall Subtenant be obligated to take possession of the same, and the Commencement Date shall not occur until May 31, 2004 if Master Landlord provides its consent between April 30, 2004 and May 30, 2004. Promptly after the Commencement Date, Sublandlord and Subtenant shall execute a memorandum stating the actual Commencement Date. Notwithstanding the foregoing, Subtenant shall be permitted to access the Subleased Premises prior to the Commencement Date (but subject to all of the terms and conditions of this Sublease and the Master Lease, including, without limitation, the obligation to carry insurance during such period of early access) but only after the date of mutual execution and delivery of this Sublease and receipt of Master Landlord’s written consent hereto. The Term shall expire on December 30, 2009, which is one day before the expiration date of the Master Lease (the “Expiration Date”), or upon such earlier date as this Sublease may be canceled or terminated pursuant to any of the provisions of this Sublease, the Master Lease or pursuant to law.

3. Rent.

3.1 Rent Commencement Date. Subtenant shall pay to Sublandlord, at the address set forth in Section 17 below, all Rent (as defined herein) when due under this Sublease commencing on the Commencement Date. Subtenant shall further commence to pay for utilities, personal property taxes, and other similar occupancy charges for periods commencing on the Commencement Date through the end of the Term. In addition, upon mutual execution of this Sublease and Sublandlord’s receipt of Master Landlord’s written consent to this Sublease (as further described below), promptly after written notice from Sublandlord and before Subtenant enters the Subleased Premises, Subtenant shall deliver to Sublandlord a cashiers check or a wire transfer in an amount equal to the payment of the first full month’s installment of Rent (Sixteen Thousand One Hundred Fifty Dollars ($16,150.00)) (along with the Deposits described in Section 20 below). Such amount shall be applied to the Base Rent and Additional Rent first due. Subtenant shall thereafter continue to pay Rent in monthly installments on or before the first day of every month thereafter during the Term. Rent shall be paid without demand, notice, abatement, deduction or offset. If the Term includes any partial calendar months, the monthly installment of Rent for such months shall be prorated as set forth in the Master Lease. For purposes of this Sublease, “Rent” shall mean Base Rent, Additional Rent, and any other amounts due from Subtenant to Sublandlord hereunder.

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3.2 Base Rent. Subtenant shall pay Sublandlord minimum rent (“Base Rent”) in equal monthly installments as shown in the following schedule:

Dates	Monthly Installment*
Commencement Date to 6/30/04	$16,150.00
7/1/04 to 9/30/04	$21,250.00
10/1/04 to 3/31/05	$24,791.67
4/1/05 to 9/30/05	$28,333.33
10/1/05 to 3/31/06	$31,875.00
4/1/06 to 9/30/06	$35,416.67
10/1/06 to 12/30/09	$37,949.67

*	The monthly installments set forth above shall be increased for a particular period if and when Subtenant elects to take possession of additional square footage in the Subleased Premises prior to the applicable Must Take Period for such square footage as described in Section 1 above.

3.3 Additional Rent. Subtenant shall also pay to Sublandlord Subtenant’s pro rata share of all Additional Rent when due under the Master Lease. For purposes of this Sublease, “Additional Rent” shall mean any amount payable under the Master Lease which is attributable to the Subleased Premises, including, without limitation, operating costs, taxes, and insurance. The parties understand and acknowledge that the initial Base Rent figures set forth above for the calendar year 2004 take into account Additional Rent at the annual rate of Eight Dollars and Seventy Six Cents ($8.76) per square foot. After 2004 and throughout the remainder of the Term, in addition to Base Rent, Subtenant shall pay Subtenant’s pro rata share of any increases in Additional Rent above the per square foot rate set forth herein. Subtenant’s pro rata share shall equal the ratio of the then-current rentable square footage of the Subleased Premises divided by the total rentable square footage of the Premises. Subtenant’s pro rata share shall be adjusted throughout the Term as Subtenant subleases additional space in the Subleased Premises as described in Section 1 above. After Subtenant has subleased at least twenty thousand (20,000) rentable square feet (i.e., on or before April 1, 2005) pursuant to this Sublease, the portion of Subtenant’s pro rata share (on a per square foot per month basis) of Additional Rent attributable to “controllable operating expenses” (i.e., janitorial costs, management fees, mechanical system service contracts, and security guard costs) for any twelve (12) month period during the Term thereafter shall not increase by more than five percent (5%) over Subtenant’s pro rata share (on a per square foot per month basis) of Additional Rent attributable to the actual controllable operating expenses for the previous twelve (12) month period.

In addition, for the first twelve (12) months of the Sublease, Subtenant further shall pay to Sublandlord One Hundred Dollars ($100.00) per month, commencing on the Commencement Date, in consideration for Subtenant’s access to and right to use the

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lunchroom, the large conference room, and the showers and restrooms located within the Premises but initially located outside of the Subleased Premises.

3.4 Late Charges and Interest. If any monthly installment of Rent and/or any other payments to be made by Subtenant to Sublandlord hereunder is not paid when due, Sublandlord shall be entitled to collect any late charge and/or interest which would apply to past due amounts under the terms of the Master Lease (including, without limitation, pursuant to Section 35(f) thereof).

3.5 Administration of Rent Payments. Sublandlord may advise Subtenant in a single notice of multiple payments to become due in the future and such notice shall be effective notice as to each of the payments mentioned therein. Sublandlord may direct that any or all of such payments shall be made directly to a third party until otherwise directed in writing by Sublandlord.

3.6 Other Charges Under Master Lease. Notwithstanding any provision to the contrary contained herein, in the event Subtenant fails to perform or observe any of the terms and conditions of the Master Lease (to the extent incorporated herein) or this Sublease, and Subtenant’s failure to perform or failure to observe any of the terms and conditions of the Master Lease (to the extent incorporated herein) or this Sublease, or Subtenant’s acts, negligence or occupancy, result(s) in an additional charge against Sublandlord, the Premises or the Subleased Premises, Subtenant shall, upon demand, pay the entire amount of such charge to Sublandlord. Notwithstanding the foregoing, in no event shall Subtenant be obligated to pay Sublandlord’s income tax; however, if a rental tax is imposed, Subtenant shall pay the same with respect to Rent due under this Sublease.

4. Personal Property Taxes. Subtenant shall pay, prior to delinquency, all personal property taxes assessed against Subtenant directly and applicable to its personal property located in the Subleased Premises.

5. Extension Term. Except as provided in the Landlord Consent to Sublease, the parties acknowledge that Subtenant shall not have the right to exercise any option to extend the Term beyond the Expiration Date.

6. Condition of Subleased Premises.

6.1 Subtenant acknowledges that it has had an opportunity to thoroughly inspect the Subleased Premises and the Premises, and Subtenant agrees to accept the same “as is, where is,” with all faults; provided, however, that the Subleased Premises shall be delivered in a broom clean condition, with routine maintenance completed by Master Landlord pursuant to Master Landlord’s obligations under the Master Lease prior to the Commencement Date, and with the existing furniture, fixtures, and equipment (as further described on Schedule B attached hereto) (“FF&E”) remaining in the Subleased Premises. Within fourteen (14) days after the date of mutual execution and delivery of this Sublease, Sublandlord and Subtenant shall walk through the Premises

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together to inventory and confirm the items listed on Schedule B and the parties shall make any necessary adjustments, additions, deletions, and/or corrections to Schedule B at such time. Provided such use and reconfiguration complies with the Master Lease, this Sublease, and all applicable laws, codes, rules and regulations, Subtenant shall have the right to use and reconfigure the FF&E throughout the Term as and when Subtenant acquires possession of the space containing such FF&E according to Section 1, and Subtenant shall assume all of Sublandlord’s obligations under, and shall pay the cost of, any equipment maintenance contracts for the FF&E listed on Schedule B. In no event shall Subtenant dispose of or remove any FF&E from the Subleased Premises without Sublandlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Sublandlord shall respond to Subtenant’s request to dispose of and/or remove any FF&E within ten (10) days after Sublandlord’s receipt of Subtenant’s reasonably detailed written request. If Sublandlord disapproves of Subtenant’s request to dispose of and/or remove any FF&E, then Subtenant may remove such FF&E subject to the requirement that Subtenant delivers the same, in good condition, reasonable wear and tear excepted, to Sublandlord, at which point Subtenant shall have no further right to use the same. Provided the Sublease remains in effect as of the Expiration Date, Subtenant shall have the right to purchase the FF&E from Sublandlord for the nominal sum of One Dollar ($1.00).

6.2 SUBTENANT ACKNOWLEDGES THAT SUBLANDLORD HAS NOT MADE AND WILL NOT MAKE ANY WARRANTIES TO SUBTENANT WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR TENANT FINISHES WITHIN THE SUBLEASED PREMISES OR THE PREMISES OR AS TO THE CONDITION OF THE SUBLEASED PREMISES OR THE PREMISES, WHETHER EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, AND THAT SUBLANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE SUBLEASED PREMISES OR THE PREMISES ARE OR WILL BE SUITABLE FOR SUBTENANT’S USE OR INTENDED COMMERCIAL PURPOSES. IN NO EVENT WILL ANY OF MASTER LANDLORD’S REPRESENTATIONS AND WARRANTIES IN THE MASTER LEASE BE ATTRIBUTED TO OR ASSUMED BY SUBLANDLORD.

7. Use and Operations.

7.1 Use. Subtenant shall use the Subleased Premises solely for the use permitted by the Master Lease.

7.2 Operating Requirements. In addition to complying with all operational requirements imposed on Subtenant by the terms of the Master Lease, Subtenant agrees as follows:

(a) Subtenant’s operations shall at all times be first class and in keeping with the highest commercial standards.

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(b) Subtenant shall not create or permit a nuisance or otherwise interfere with or disturb Sublandlord, Master Landlord, any neighboring tenants or any of their employees, contractors, agents or invitees.

(c) Subtenant shall not operate in any manner that increases the rate for or invalidates any policy of insurance carried by Sublandlord or Master Landlord.

7.3 Rules. Subtenant shall comply with any reasonable rules and regulations established by Sublandlord or Master Landlord for the Premises and/or the Subleased Premises and communicated to Subtenant in writing.

7.4 Compliance with Law. Subtenant, at its expense, shall comply promptly with all laws, rules, and regulations made by any governmental authority having jurisdiction over the Subleased Premises, and shall comply with all laws, rules and regulations as required by the Master Lease.

8. Subordination; Incorporation of Master Lease.

8.1 Incorporation of Master Lease. Except as otherwise provided herein, this Sublease is subject and subordinate to all of the covenants, agreements, terms, provisions, conditions and obligations of the Master Lease. It is expressly understood that this Sublease and the enforceability hereof shall not in any way be subject to or contingent upon execution or assignment of any subordination, non-disturbance and attornment agreement or any other non-disturbance agreement, nor shall Sublandlord have any obligation to obtain the same on Subtenant’s behalf. Subtenant agrees that all rights and privileges granted hereunder are subject to the limitations imposed on Sublandlord by the Master Lease and that Sublandlord is not granting any rights or privileges to Subtenant that are not expressly granted to Sublandlord under the Master Lease. All of the covenants, agreements, terms, provisions, conditions, obligations and rules and regulations of the Master Lease are incorporated herein by reference, with the same force and effect as if they were fully set forth herein. Subtenant agrees to be bound by and to comply with the terms of the Master Lease and to perform Sublandlord’s obligations thereunder for the benefit of Master Landlord and Sublandlord with respect to the Sublease Premises, except that:

(a) Any reference in the Master Lease to: (i) “Landlord” shall mean Master Landlord; and (ii) “Tenant” shall mean Subtenant.

(b) In all instances where the consent or approval of the Master Landlord is required pursuant to the Master Lease, the consent or approval of each of Master Landlord and Sublandlord shall be required hereunder and Sublandlord agrees to send to Master Landlord, at Subtenant’s expense, copies of Subtenant’s written request for any consents required.

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(c) Notwithstanding anything to the contrary contained in this Sublease, the following provisions of the Master Lease shall not be incorporated into this Sublease: Sections 1(c), 1(d), 1(g), 1(l), 3(a), 3(d), 4(b), 5(a), 5(b), 35(c) and 36 and Exhibit A-2.

8.2 Receipt of Master Lease. Sublandlord has provided to Subtenant, and Subtenant acknowledges receipt of, a true, correct and complete copy of the Master Lease and Subtenant represents and warrants that it has read and is familiar with all of the terms and provisions of the Master Lease.

8.3 Limitation on Sublandlord’s Liability. Sublandlord is not assuming and shall not be obligated to perform nor be liable for the performance by Master Landlord of any of the obligations of Master Landlord under the Master Lease. Sublandlord shall, however, have the benefit of all of Master Landlord’s rights under the Master Lease and shall be entitled to exercise such rights with respect to Subtenant in Sublandlord’s discretion. Subtenant shall have no claim against Sublandlord by reason of any default by Master Landlord. Notwithstanding anything to the contrary contained herein, after written request from Subtenant and at Subtenant’s sole cost and expense, Sublandlord shall take commercially reasonable and diligent actions to obtain the performance of any unperformed obligations owed by Master Landlord under the Master Lease or to obtain reasonably adequate remedies therefor as outlined in the Master Lease or available at applicable law; provided that in no event shall the foregoing imply any obligation on the part of Sublandlord to commence or pursue a lawsuit in connection with Sublandlord’s obligations hereunder. Sublandlord’s obligations hereunder shall be determined on a case by case basis in Sublandlord’s commercially reasonable discretion. If Sublandlord pursues performance by the Master Landlord or pursues other remedies as described herein, then Subtenant shall reimburse Sublandlord for any expenses, fees or other costs Sublandlord incurs in connection therewith within ten (10) days after receipt of written notice and an invoice for such costs from Sublandlord. In addition, Subtenant shall be entitled to amounts (if any) recovered by Sublandlord from Master Landlord in connection with such enforcement which solely relates the Subleased Premises after Sublandlord recovers all of its expenses, fees, and other costs incurred in connection with such enforcement (to the extent not paid or reimbursed by Subtenant). In the event that Subtenant reasonably requests that Sublandlord commence or pursue legal action to enforce the Master Landlord’s obligations and Sublandlord refuses to commence or pursue such legal action, Subtenant may commence or pursue legal action to enforce Master Landlord’s obligations; provided, however, that Subtenant shall defend, protect, indemnify, and hold Sublandlord and Sublandlord’s agents, officers, directors, contractors, employees, parents, subsidiaries, successors and assigns from and against any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, judgments, settlements, fines, penalties, and demands of any kind or nature (including, without limitation, reasonable attorneys’ fees) by or on behalf of any person, entity, or governmental authority occasioned by or arising out of Subtenant’s commencement and/or pursuit of legal action as described herein.

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9. Alterations.

9.1 Subtenant shall be responsible, at its sole cost and expense, for any and all costs related to space plans and construction drawings (including, without limitation, costs of any necessary approvals, permits, and any other expenses related thereto). So long as Subtenant obtains Sublandlord’s consent, which consent shall not be unreasonably withheld, Subtenant may make such alterations, improvements, or installations in or to the Subleased Premises to the extent permitted by the terms of the Master Lease and Exhibit B attached thereto. Any permitted alterations, additions or improvements shall be completed in a first-class manner, furnishings and fixtures, and shall be performed at Subtenant’s sole cost and expense. Subtenant shall use only first-class, reputable contractors to perform any work in the Subleased Premises. Subtenant shall perform all work in accordance with all of the requirements of the Master Lease, at Subtenant’s sole cost and expense. Subtenant acknowledges and agrees that it shall be responsible for any and all costs related to moving, and that Sublandlord shall not pay any moving allowance, improvement allowance, or any other amount to Subtenant.

9.2 Upon Sublandlord’s or Master Landlord’s request, Subtenant shall remove any and all alterations, additions, improvements and signage from the Subleased Premises upon the expiration or termination of the Sublease and shall repair any damage caused by such removal.

9.3 Subtenant shall not permit any mechanics’ or materialmen’s liens to be levied against the Subleased Premises, the Premises or the property on which it is located for any labor or material furnished to Subtenant or to its agents or contractors and shall indemnify and hold Sublandlord and Master Landlord harmless from and against any such claims. If Subtenant has not removed any lien within ten (10) days after the lien is filed, then Sublandlord may pay the lien holder and Subtenant shall reimburse Sublandlord for such costs as Additional Rent.

10. Repair and Maintenance; Surrender.

10.1 Repair and Maintenance. Subtenant, at Subtenant’s expense, shall keep the Subleased Premises in good order, condition and repair, including maintaining all items that are Tenant’s responsibility under the Master Lease. Subtenant shall further provide, at its sole cost and expense, janitorial service for the showers and restrooms used by Subtenant if the same is not provided in connection with building maintenance by the Master Landlord. If Subtenant fails to perform Subtenant’s obligations under this Section, Sublandlord may, but shall not be required to, enter upon the Subleased Premises, after ten (10) days written notice to Subtenant, and put the same in good order, condition and repair, and the reasonable costs thereof shall become due and payable as additional rental to Sublandlord together with Subtenant’s next Rent installment falling due after Subtenant’s receipt of an invoice for such costs.

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10.2 Surrender. Upon the expiration or termination of this Sublease, Subtenant shall surrender the Subleased Premises to Sublandlord in broom clean condition, in comparable or better than the condition in which the Subleased Premises were delivered at the beginning of the Term, ordinary wear and tear excepted, and in accordance with all applicable terms and standards of the Master Lease.

11. Compliance with Master Lease. Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall not do or permit anything to be done by its employees, agents, contractors, invitees, or any other party by, through or under Subtenant which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or which would cause the Master Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved by or vested in Master Landlord. Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all losses, claims, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising from Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease (as and to the extent incorporated herein) or this Sublease. Subtenant’s obligations and indemnity in this Section shall survive the expiration or sooner termination of this Sublease.

Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall not do or permit anything to be done by its employees, agents, contractors, invitees, or any other party by, through or under Sublandlord which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or which would cause the Master Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved by or vested in Master Landlord. Sublandlord shall indemnify, defend and hold Subtenant harmless from and against any and all losses, claims, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising from Sublandlord’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease applicable to Sublandlord. Sublandlord’s obligations and indemnity in this Section shall survive the expiration or sooner termination of this Sublease.

12. Intentionally Omitted.

13. Default.

13.1 The occurrence of any one or more of the following events shall constitute a default and breach of this Sublease by Subtenant:

(a) The failure by Subtenant to make any payment of Rent or any other payment required to be made by Subtenant hereunder, as and when due.

(b) The failure by Subtenant to observe or perform any of the covenants, conditions, or provisions of this Sublease to be observed or performed by Subtenant (including the terms of the Master Lease which have been incorporated herein

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by reference), other than the payment of sums due hereunder, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Sublandlord to Subtenant; provided, however, that if the nature of Subtenant’s default is such that more than fifteen (15) days are reasonably required for its cure, then Subtenant shall not be deemed to be in default if Subtenant commences such cure within such fifteen (15) day period and thereafter diligently pursues such cure to completion.

(c) The occurrence of any act or omission of Subtenant or its employees, agents, or contractors that is, or with the giving of notice or passage of time would be, a default under the Master Lease.

13.2 In the event of any breach hereunder by Subtenant, Sublandlord shall have all of the rights and remedies available at law or in equity or available to Master Landlord against Sublandlord under the Master Lease, as if such breach occurred under such document.

13.3 Without limiting or waiving any other remedy, if Subtenant defaults in the performance of any of its obligations under this Sublease, other than its obligation to pay Rent to Sublandlord, Sublandlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Subtenant and Subtenant shall pay upon demand any amount incurred in connection therewith by Sublandlord.

14. Insurance; Indemnity.

14.1 Subtenant’s Insurance. Throughout the Term of this Sublease, Subtenant shall, for the benefit of Sublandlord and Master Landlord, obtain and keep in full force and effect, the insurance required by Section 16 of the Master Lease with respect to the Subleased Premises. Subtenant shall cause Sublandlord and Master Landlord to be named as additional insureds or additional loss payees (as applicable) in all such policies. Subtenant shall provide Sublandlord with an original insurance certificate prior to taking possession of the Subleased Premises and a new original certificate at least thirty (30) days prior to expiration of each such policy.

14.2 Waiver of Subrogation. Neither Sublandlord nor Subtenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Sublease. Sublandlord and Subtenant shall require their respective insurance companies to include a standard waiver of subrogation provision in their respective policies.

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14.3 Indemnification by Subtenant. Subtenant shall defend, indemnify, and hold Sublandlord and Sublandlord’s agents, officers, directors, employees, and contractors harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorneys’ fees) arising in connection with any and all third party claims arising out of (a) injuries occurring within the Subleased Premises on or after the Commencement Date or that result from Subtenant exercising its right to access the Subleased Premises prior to the Commencement Date; (b) any intentional acts or negligence of Subtenant or Subtenant’s agents, employees, or contractors; (c) any breach or default in the performance of any obligation on Subtenant’s part to be performed under this Sublease or the Master Lease; or (d) the failure of any representation or warranty made by Subtenant herein to be true when made. This indemnity does not include the intentional or negligent acts or omissions of Sublandlord or its agents, officers, contractors or employees. This indemnity shall survive termination of this Sublease only as to claims arising out of events that occur prior to termination of the Sublease.

15. Assignment; Subletting. Except as otherwise permitted by the Master Lease, Subtenant shall not assign or otherwise transfer its interest in and to this Sublease nor sublet all or any portion of the Subleased Premises without the prior written consent of Sublandlord (which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that any assignment, sublease or transfer by Subtenant shall further be subject to the terms of Section 17 of the Master Lease. If an assignment, sublease, or other transfer is permitted by the Master Lease without Master Landlord’s consent, then such assignment, sublease or other transfer shall also be permitted without Sublandlord’s consent so long as such assignment, sublease or transfer complies with the applicable terms and conditions of the Master Lease relating thereto. Subject to Master Landlord’s approval of the following, for the purpose of this Sublease, if Subtenant’s stock is traded on a nationally recognized public exchange, any sale or transfer of Subtenant’s capital stock, redemption or issuance of additional stock of any class shall not be deemed an assignment, subletting or any other transfer of the Sublease or the Subleased Premises. In no event shall any sublease, assignment or other transfer by Subtenant release Subtenant from any liability under this Sublease. Sublandlord shall be entitled to one half of any “excess rental” (as defined herein) gained in connection with any assignment, sublease or other transfer by Subtenant. For the purpose of this Section, “excess rental” shall mean all the consideration payable to Subtenant by any assignee, subtenant or transferee that exceeds the Rent payable under this Sublease less (i) reasonable leasing commissions; (ii) payment attributable to the amortization of the cost of improvements made to the Subleased Premises at Subtenant’s cost; and (iii) any other reasonable, documented out-of-pocket costs related to Subtenant securing an assignee, subtenant or assignee. Excess rental shall not include any consideration received by Subtenant in connection with an assignment arising from a sale of substantially all of Subtenant’s assets or stock or payments. In addition, if Sublandlord has incurred any adverse monetary impacts from the cap on Subtenant’s obligation to pay its pro rata share of Additional Rent as set forth in Section 3.3 above, then Subtenant shall reimburse Sublandlord for all such amounts on the effective date of an assignment, sublease or other

13

transfer, and thereafter, the cap on increases in Subtenant’s pro rata share of Additional Rent shall be null and void.

16. Brokers. Except for James Keating of Grubb & Ellis Company (whose commission shall be paid by Sublandlord in accordance with the terms of a separate agreement), Sublandlord and Subtenant hereby warrant and represent to each other that they have dealt with no brokers or agents in connection with the Subleased Premises, the Premises or this Sublease or Subtenant’s leasing of the Subleased Premises, and that no other broker(s) or agent(s) brought the Subleased Premises, the Premises and/or the other party to the attention of the indemnifying party. Sublandlord and Subtenant hereby agree to indemnify, defend and hold each other harmless from and against any and all claims, losses, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising or resulting from the indemnifying party’s breach or alleged breach of its warranty and representation contained in this Section. The provisions of this Section shall survive the expiration or sooner termination of this Sublease.

17. Notices. Whenever a provision is made under this Sublease for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally or sent by United States mail, certified, postage prepaid or sent via nationally recognized overnight courier such as Federal Express. Notices to the parties shall be given to the address set forth below:

To Subtenant:	Marchex, Inc.
413 Pine Street
Seattle, WA 98101

To Sublandlord:

By Mail:	c/o Starbucks Corporation
Mailstop S-RE3
P.O. Box 34067
Seattle, WA 98124-1067
Attn: Property Management Department

By Overnight Delivery:	c/o Starbucks Corporation
2401 Utah Avenue South, 8th Floor
Mailstop S-RE3
Seattle, WA 98134
Attn: Property Management Department

With a duplicate copy of any notice to Sublandlord to the attention of the Law and Corporate Affairs Department at the same address.

14

Each party shall have the right to change its notice addresses from time to time by written notice given in accordance with this Section; provided, however, that legal service of process may always be served on Subtenant by service on the employee in charge of the Subleased Premises.

18. Parking. Sublandlord makes no representations with respect to parking. Subtenant agrees that it has the sole responsibility for investigating parking and ensuring that adequate parking exists for its intended use.

19. Signage. Subject to compliance with all applicable governmental regulations and ordinances, as well as the terms of the Master Lease, and receipt of Master Landlord’s prior written consent thereto pursuant to the terms of the Master Lease, Subtenant may at its sole cost and expense install its corporate signage in the windows of the Subleased Premises and on the Building to the extent of Sublandlord’s signage rights set forth in the Master Lease. If Subtenant elects to replace or remove signage, Subtenant shall be responsible, at its sole cost and expense, for removing Sublandlord’s signage and installing Subtenant’s signage described herein. Subtenant’s obligations with respect to signage shall include, without limitation, obtaining any necessary permits and approvals therefor, and designing, fabricating, installing, maintaining, repairing, and replacing such signage, all at Subtenant’s sole cost and expense. Sublandlord makes no representation, express or implied, as to the amount or type of signage Subtenant may install at the Subleased Premises.

20. Security Deposit. At the same time that Subtenant pays Sublandlord the first installment of Rent (as described in Section 3.1 above), Subtenant shall deposit with Sublandlord the following: (a) the sum of Twenty Four Thousand Seven Hundred Ninety One Dollars and Sixty Seven Cents ($24,791.67) (“Initial Security Deposit”), which sum shall be held by Sublandlord as security for the full and faithful performance of all terms, conditions and agreements contained in this Sublease by Subtenant during the first full year of the Term; and (b) the sum of Thirty Seven Thousand Nine Hundred Forty Nine Dollars and Sixty Seven Cents ($37,949.67) (“Security Deposit”), which sum shall be held by Sublandlord as security for the full and faithful performance of all terms, conditions and agreements contained in this Sublease by Subtenant throughout the Term. The Initial Security Deposit and the Security Deposit are collectively referenced herein as the “Deposits”. The Deposits shall be paid to Sublandlord by cashiers check or wire transfer.

In the event of any default by Subtenant hereunder, or in the event Sublandlord advances sums on Subtenant’s behalf, Sublandlord shall have the right to use the Deposits to recover its expenditures, and Subtenant shall, within ten (10) days request of Sublandlord, restore the Deposit so used to its original amount.

Sublandlord may commingle the Deposits with Sublandlord’s other funds and shall not be required to pay interest on the deposits. Within thirty (30) days after the end of the first full year of the Term, Sublandlord shall return the Initial Security Deposit to

15

Subtenant, less any costs incurred by Sublandlord due to Subtenant’s failure to comply with the terms of this Sublease which have not been reimbursed as described in the preceding paragraph. Within thirty (30) days after the Expiration Date, Sublandlord shall return the Security Deposit to Subtenant, less any costs incurred by Sublandlord due to Subtenant’s failure to comply with the terms of this Sublease which have not been reimbursed as described in the preceding paragraph.

21. Governing Law; Sectional Headings. This Sublease shall be governed, enforced and regulated by the laws of the state where the Subleased Premises and the Premises are located. The sectional headings herein are inserted for convenience only and shall not be used in any way to limit or modify the terms and provisions of this Sublease.

22. Partial Invalidity. If any term or provision of this Sublease, or any application thereof, shall be found invalid or unenforceable by a court of competent jurisdiction, the remainder of this Sublease and any other application thereof shall not be affected thereby, but shall remain in full force and effect.

23. Entire Agreement. This Sublease, together with all of the terms and provisions of the Master Lease wholly or partially incorporated herein, constitute the entire agreement between the parties hereto concerning the matters set forth herein, and any prior or contemporaneous agreement or understanding (whether oral or written) between such parties with respect to the subject matter herein shall have no force or effect.

24. Changes. This Sublease shall not be modified or amended except by a writing signed by the party against whom enforcement of the modification or amendment is sought.

25. Unexecuted/Undelivered Drafts. Unless and until executed and delivered by all parties to this Sublease, this Sublease is, and shall remain, a draft only, and delivery or discussion of the draft shall not be construed as an offer or commitment with respect to the proposed transaction to which the draft pertains. No party to the proposed transaction (and no person or entity related to any such party) will be under any legal obligation with respect to the proposed transaction or any similar transaction, and no offer, commitment, undertaking, estoppel or obligation of any nature whatsoever shall be implied in fact, in law or in equity, unless and until the formal Sublease providing for the transaction has been executed and delivered by all parties hereto.

26. Binding Effect. The terms and provisions of this Sublease shall bind and inure to the benefit of Master Landlord, Sublandlord and Subtenant and their respective successors and assigns, but this Section shall not give Subtenant any rights to assign this Sublease or to sub-sublet the Subleased Premises except as and if allowed by some other Section(s) of this Sublease.

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27. Conflict in Terms. If any provision of this Sublease (express or implied) shall be in unintentional conflict with the terms of the Master Lease, the terms of the Master Lease shall be controlling.

28. Holding Over. In the event of any holding over by Subtenant after the expiration or any termination of this Sublease without the prior written consent of Sublandlord and Master Landlord, Subtenant shall pay as liquidated damages the amount which Sublandlord would have to pay to Master Landlord under the terms of Section 25 of the Master Lease, pro rated on a daily basis for the entire holdover period, and otherwise subject to the terms and conditions of Section 25 of the Master Lease. In the event of any unauthorized holding over, Subtenant shall also indemnify Sublandlord against all claims for damages by any other tenant to whom Sublandlord or Master Landlord may have subleased all or any part of the Subleased Premises or the Premises effective upon the expiration or termination of this Sublease. Any such holding over, without the prior written consent of Sublandlord, shall create only a tenancy at sufferance relationship with Subtenant and shall not operate to renew or extend this Sublease for any period of time.

29. Utilities. For periods commencing as of the Commencement Date through the end of the Term and to the extent not included in Additional Rent, Subtenant shall pay directly to the utility provider or reimburse Sublandlord for any and all utilities consumed at or for the Subleased Premises, and shall otherwise comply with Section 9 of the Master Lease.

30. No Waiver. No oral waiver, delay in enforcing, or failure to enforce, any right(s) (including but not limited to the right to collect late charges and interest) of either party under this Sublease shall prevent, hinder or delay such party’s future enforcing of any such right(s), with respect to the same or any other matter.

31. Intentionally Omitted.

32. Attorneys’ Fees. If any party to this Sublease brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to its reasonable attorneys’ fees to be paid by the losing party as fixed by the court.

33. Authority. Sublandlord and Subtenant each represent and warrant to the other that no consent by such representing party’s lender(s) or any other third party (except for Master Landlord, as described below) is required for or as a condition precedent to the effective, non-contingent and fully binding execution of this Sublease by such representing party and that the below signatory for such party is fully authorized to execute this Sublease on behalf of such representing party so as to fully bind it hereto. Sublandlord and Subtenant shall each indemnify and hold harmless the other from any actual or alleged failure or breach of the preceding representation and warranty by the representing party. The preceding indemnity and hold harmless covenant shall include the obligation to pay reasonable attorneys’ fees and costs

17

incurred by the party receiving the representation and warranty in connection with such actual or alleged breach or failure, whether or not litigation is commenced.

34. Master Landlord Contingency. This Sublease is contingent upon the Master Landlord signing the attached Consent within thirty (30) days after the mutual execution of this Sublease, unless otherwise agreed to by Subtenant and Sublandlord. Any amounts pre-paid by Subtenant shall be returned in the event that the Master Landlord has not granted consent within the time period set forth herein (as the same may be extended).

IN WITNESS WHEREOF, Sublandlord and Subtenant have hereunto caused this Sublease to be duly executed as of the date first set forth above.

SUBTENANT:		SUBLANDLORD:

MARCHEX, INC., a Delaware corporation		SEATTLE COFFEE COMPANY a Georgia corporation

By	/S/ RUSSELL C. HOROWITZ	By	/S/ MICHAEL MALANGA

Its	CEO	Its	AUTHORIZED AGENT

18

Sublandlord Notary Acknowledgment

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 3rd day of March, 2004, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Michael Malanga, to me known to be the Authorized Agent of SEATTLE COFFEE COMPANY, a Georgia corporation, the corporation that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she is authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year this certificate above written.

/S/ CHRISTINE A. MCCOMB

NOTARY PUBLIC, in and for the State
of Washington, residing at Kirkland
Commission expires: May 30, 2004
Print Name: Christine A. McComb

19

Subtenant Notary Acknowledgment

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 1st day of March, 2004, before me, the undersigned, a Notary Public in and for the State of Washington duly commissioned and sworn, personally appeared Russell Horowitz, to me known as, or providing satisfactory evidence that he/she is the CEO of MARCHEX, INC., a Delaware corporation, the party that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned and on oath stated that he/she is authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.

/S/ GRETCHEN BRAUNSCHWEIG

NOTARY PUBLIC in and for the County of
King residing at Seattle
My commission expires March 15, 2004
Print Name: Gretchen Braunschweig

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SCHEDULE A

SITE PLAN

(attached)

A-1

SCHEDULE B

DESCRIPTION OF FF&E

Furnishings type/group	Quantity	Description
Hard Office	42	Smed,
74” extended corner surface
44” straight surface
1 – 74” closed door overhead
1 – BBF, 1 – FF, some incl. lateral files
1 – 36” round maple table
1 – desk chair, sit-on-it
2 – side chairs, H. Miller

Workstations	105	Smed, 1999, size = 5’ 7” X 5’ 7”
1” thick panels, install double sided
1 corner and 2 straight surfaces, laminate
1 – 67” closed door overhead
1 – BBF, 1 – FF
1 – desk chair, sit-on-it

Storage/Filing (mostly Hon)	81	lateral files
	5	vertical files
	20	storage cabinets
	1	fire file

Auxiliary Spaces	1	24” round table
	2	half round 60” tables
	6	30” x 60” tables, Bretford
	39	meeting/training room chairs, Keilhauer
	9	stacker chairs
	15	bar stools, Amisco
	1	24” x 9’ meeting room table
	1	36” round meeting room table
	1	10” boat mahogany conference table
	11	leather conference chairs, Gunlocke
	2	24” X 70” credenza, cherry
	1	reception center
	1	board room table, maple
	15	board room leather chairs
	2	lab spaces, workstation product

Equipment	1	PBX Wall Mount 2 cabinet, Definity, total licenses 400 – used 91
	1	Avaya Voice Mail, Intuity LS Audix, 8 ports, SN 03J206800023
	1	Terminal for Vmail, AlphaScan, 511, SN 54600310RL00206
	1	Keyboard for Vmail, N/A, SN R9005681
	1	PBX Keyboard, Lucent, SN 97ST12080686
	1	Terminal for PBX, Lucent, SN 97ST12080684
	2	Avaya phones, Lucent, N/A, N/A
	1	Avaya phone, Lucent, N/A, N/A
	120	Avaya phones, Lucent, N/A, N/A

	1	AEI Music on Hold, AEI, SN 34489038
	1	Printer for Switch Terminal, KXP2130
	1	US Robotics Modem for Audix, US Robotics, 5686, SN
2SNSBB7CBE70
	5	Polycom Speaker Phones, Polycom, N/A, N/A
	20	Headsets, N/A, N/A, N/A
	1	Video Conf. Unit, Polycom Venue 2000, 528074001RAS97004319
	1	Video Conf. Microphone, N/A, MIC415002
	1	Video Conf. Monitor, N/A, 8085758
	1	Video Conf. Wireless Control Panel, N/A, 36740

B-2

LANDLORD CONSENT TO SUBLEASE

This Consent is entered into as of this 9th day of March, 2004, by and among Pine Street Development L.L.C., a Washington limited liability company (“Landlord”), Seattle Coffee Company, a Georgia corporation (“Sublandlord”), and Marchex, Inc., a Washington corporation (“Subtenant”).

RECITALS:

A.	Landlord, as landlord, and Sublandlord, as tenant, are parties to that certain Lease Agreement dated June 29, 2001 (as amended) (the “Lease”) pursuant to which Landlord has leased to Sublandlord certain premises containing approximately 25,983 rentable square feet on Floor 5 and the entire Server Room on Floor 4 (collectively, the “Premises”) located in the building commonly known as the Fifth and Pine Building located at 413 Pine Street, Seattle, Washington (the “Building”).

B.	Sublandlord and Subtenant have entered into (or are about to enter into) that certain sublease agreement dated March 1, 2004 attached hereto as Exhibit A (the “Sublease Agreement”) pursuant to which Sublandlord has agreed to sublease to Subtenant portions of the Premises at certain dates as further described therein (the “Sublet Premises”).

C.	Sublandlord and Subtenant have requested Landlord’s consent to the Sublease Agreement.

D.	Landlord has agreed to give such consent upon the terms and conditions contained in this Consent.

NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease Agreement subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

1.	Sublease Agreement. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease Agreement is attached hereto and made a part hereof as Exhibit A.

2.

Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease Agreement and this Consent. Subtenant hereby represents and warrants that Subtenant has full

1

power and authority to enter into the Sublease Agreement and this Consent.

3.	Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations under the Lease with respect to the portion of the Premises not subleased by Subtenant (if any) from time to time.

4.	No Release. Nothing contained in the Sublease Agreement or this Consent shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease Agreement or this Consent or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease Agreement, it being understood that Landlord is not a party to the Sublease Agreement and, notwithstanding anything to the contrary contained in the Sublease Agreement, is not bound by any terms or provisions contained in the Sublease Agreement and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein, provided, however, that Landlord shall continue to perform its obligations under the Lease.

5.	No Transfer. Except pursuant to the terms and conditions of the Lease, Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease Agreement or otherwise transfer its interest in the Sublet Premises or the Sublease Agreement to any person or entity without the written consent of Landlord, which Landlord may withhold in its sole discretion.

6.	Lease. In no event shall the Sublease Agreement or this Consent be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord’s prior written approval and in accordance with the terms and conditions of the Lease, except as follows:

a. Direct Lease. Landlord hereby grants Subtenant the option to enter into a lease agreement for the Sublet Premises between Landlord and Subtenant, upon expiration of the Sublease and upon substantially the

2

terms and conditions contained in the Lease, except for Rent (as defined in the Lease). Rent for the renewal option shall be ninety five percent (95%) of the projected Prevailing Market (as defined in the Lease) rate, as determined in accordance with Article 5(b) of the Lease. If Subtenant wishes to exercise this lease option, Subtenant shall provide written notice of its intent to exercise the lease option at least twelve (12) months prior to the expiration of the Sublease. Notwithstanding the foregoing, Subtenant shall not be entitled to exercise the lease option if (i) Subtenant is in default under the Lease or the Sublease beyond any applicable notice and cure periods either at the time it delivers its notice to exercise its lease option; (ii) Subtenant has assigned its rights under the Sublease, other than pursuant to Article 17(a)(aa) of the Lease; or (iii) Tenant has exercised its option to extend the lease term pursuant to the Lease. It is further understood and agreed that Tenant shall be released from all liability under the Lease upon the effective date of any direct lease between Subtenant and Landlord and, in any event, as of the Expiration Date of the Lease.

b. Signage. Subject to compliance with the terms of the Master Lease and Sublease related thereto as well as all applicable laws, codes, rules and regulations, Landlord hereby grants Subtenant the right to install signs as depicted in Exhibit B attached hereto.

7.	Sublandlord Notice Address. As set forth in the Sublease Agreement, Sublandlord hereby notifies Landlord of the new addresses for notices to Sublandlord under the Lease.

8.	Counterparts. This Consent may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent as of this 9th day of March, 2004.

LANDLORD:	PINE STREET DEVELOPMENT L.L.C., a Washington limited liability company

	By:	RGHK Seattle L.L.C., a Washington limited liability company, Manager

		By:	/S/ M.J. GRIFFIN

		Its:	Managing Partner

3

SUBLANDLORD:	SEATTLE COFFEE COMPANY, a
Georgia corporation

	By:	/S/ MICHAEL MALANGA

	Its:	Authorized Agent

SUBTENANT:	MARCHEX, INC., a Washington
corporation,

	By:	/S/ ETHAN A. CALDWELL

	Its:	CAO & General Counsel

4

EXHIBIT A

SUBLEASE

(attached)

5

EXHIBIT B

INITIAL APPROVED MARCHEX SIGNAGE

(attached)

6

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of this 30th day of September, 2002, between PINE STREET DEVELOPMENT L.L.C., a Washington limited liability company (“Landlord”), and SEATTLE COFFEE COMPANY, a Georgia corporation (“Tenant”), a wholly owned subsidiary of AFC Enterprises, Inc., a Minnesota corporation (“AFC”).

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated as of June 29, 2001 (the “Lease”) for the lease of Floor Five, consisting of approximately 25,983 contiguous rentable square feet and the entire Server Room consisting of approximately 805 rentable square feet located on Floor 4 (the “Premises”) in the Fifth and Pine Building, located in Seattle, Washington (the “Building”) for a term expiring on the thirty-first (31st) of December 2009;

WHEREAS, Tenant wishes to lease on a temporary basis approximately 1,394 square feet of additional space located on Floor 4 (“Additional Premise”), as outlined on the floor plan attached hereto as Exhibit Aa;

WHEREAS, the parties desire to amend the Lease as hereinafter set forth;

NOW, THEREFORE, in consideration of the above recitations (which are hereby acknowledged to be true and correct) and of the Premises and the mutual covenants and agreements herein contained, the Lease is hereby amended as follows:

1. Defined terms used in the Lease shall have their same meanings when used in this First Amendment.

2. The Additional Premise is leased on an “AS IS, WHERE LOCATED” basis.

3. The Commencement Date for the Additional Premise shall be October 1, 2002, provided, however, that the Commencement Date shall be earlier if Tenant opens for business in the Premises on an earlier date.

4. The Expiration Date for the Additional Premise shall be March 31, 2003. However, Landlord and Tenant acknowledges that each party has the right to terminate this First Amendment and require Tenant to vacate the Additional Premise upon 30 days written notice at anytime prior to the expiration date.

5. In addition to the rent stipulated in Section 5 (a) to the Lease, Tenant shall pay the following:

Period	Monthly Rent
10/01/02 – 03/31/03:

All other charges stipulated in lease will also apply to this additional area.

1

6. Full Force and Effect. Except to the extent expressly modified herein, all terms and conditions of the Lease shall apply to the Additional Premises to the same extent as the Premises and shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF this Lease has been executed as of the day and year first above set forth.

LANDLORD:	PINE STREET DEVELOPMENT L.L.C., a Washington limited liability company

	BY:	RGHK SEATTLE L.L.C., a Washington limited
liability company, Manager
		By:	/s/ Matthew Griffin

Its Managing Partner

TENANT:	SEATTLE COFFEE COMPANY, a Georgia corporation

	By:	/s/ Steve Schickler

Steve Schickler Its President

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

THIS IS TO CERTIFY that on this 3rd day of October, 2002, before me, the undersigned, a notary public in and for the state of Washington, duly commissioned and sworn, personally appeared Matthew J. Griffin, to me known to be the Managing Partner of RGHK SEATTLE L.L.C., a Washington limited liability company, Manager of Pine Street Development L.L.C., the Washington limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

WITNESS my hand and official seal the day and year in this certificate first above written.

[GRAPHIC]	/s/ Ronalyn J. Huenergard

Printed Name: Ronalyn J. Huenergard
Notary public in and for the state of Washington, residing at Belfair
My appointment expires: 1-06-06
Name: Ronalyn J. Huenergard

2

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

THIS IS TO CERTIFY that on this 26th day of September, 2002, before me, the undersigned, a notary public in and for the state of Washington, duly commissioned and sworn, personally appeared Steve Schickler, to me known to be the President of SEATTLE COFFEE COMPANY, a Georgia corporation, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument, and that the seal affixed, if any, is the corporate seal of said corporation.

WITNESS my hand and official seal the day and year in this certificate first above written.

[GRAPHIC]	/s/ David C. Reed

Printed Name: David C. Reed
Notary public in and for the state of Washington, residing at Seattle
My appointment expires: 02/08/03
Name: David C. Reed

3

[GRAPHIC]

[FLOOR FOUR PLAN]

SEATTLE COFFEE COMPANY

LEASE AGREEMENT

FIFTH AND PINE BUILDING

THIS LEASE made this 29th day of June, 2001, between PINE STREET DEVELOPMENT L.L.C., a Washington limited liability company (“Landlord”), and SEATTLE COFFEE COMPANY, a Georgia corporation (“Tenant”), a wholly owned subsidiary of AFC Enterprises, Inc., a Minnesota corporation (“AFC”).

As parties hereto, Landlord and Tenant agree:

1. LEASE: The following terms as used herein shall have the meanings provided in this Article 1, unless otherwise specifically modified by provisions of this Lease:

(a) Building. The building commonly known as the Fifth and Pine Building located on the real property described on Exhibit A-1 hereto, with an address of 413 Pine Street, Seattle, Washington.

(b) Premises. Consisting of approximately 25,983 contiguous rentable square feet of space on Floor 5 and the entire Server Room located on Floor 4 of the Building, as outlined on the floor plan attached hereto as Exhibit A. The square footage related to the Server Room shall be measured and defined prior to Lease execution but shall not in any event be deemed to exceed 805 rentable square feet and no corridor space shall be included in the Server Room.

(c) Remeasurement of Premises. Landlord and Tenant each reserve the right to remeasure the Premises at any time within thirty (30) days of Tenant’s receipt of possession of the Premises from Landlord. All measurements shall be applied in conformance with BOMA standards (as such term is defined below). If any remeasurement determines that the Premises contain a different number of square feet than set forth in paragraph (b) above, the Rent shall be adjusted retroactively and prospectively on a pro rata basis to reflect the number of square feet determined by such remeasurement. Upon either party’s request, the revised square footage shall be confirmed in an amendment to this Lease signed by both parties. In the event of a dispute between Landlord and Tenant as to the actual square footage of the Premises, the parties shall have the right to choose an independent third party, mutually selected by Landlord and Tenant to resolve such dispute and the findings of such third party shall be binding on the parties.

Once such area is finally determined by Landlord and Tenant, the Rent, Pass Through Expenses, Additional Rent and the Allowance, and any other items based on the area of the Premises shall be appropriately adjusted.

(d) Commencement Date: June 21, 2001, provided, however, that the Commencement Date shall be earlier if Tenant opens for business in the Premises on an earlier date. Tenant acknowledges that Landlord and Tenant may be working for a time side by side until Landlord finishes any Landlord’s Work required to be performed or any work elected to be performed by Landlord.

(e) Expiration Date: December 31, 2009.

(f) Rent: See Article 5 below.

(g) Security Deposit: None.

(h) Parking: See Article 7 below.

(i)	Notice Addresses:

Landlord:	Pine Street Development L.L.C. 520 Pike Tower, Suite 2200 Seattle, Washington 98101 Attention:
With a copy to:	Patricia J. Pokorski, Esq. 612 Concord Place Barrington, IL 60010
Tenant:

Prior to the Rent Commencement Date:

Seattle Coffee Company

1321 2nd Avenue, Suite 200

Seattle, Washington 98101

After the Rent Commencement Date:

Seattle Coffee Company

5th and Pine Streets

Seattle, Washington 98101

Attention: Office Manager

With a copy to:	AFC Enterprises, Inc. Six Concourse Parkway, Suite 1700 Atlanta, Georgia 30328 Attention: Corporate Real Estate

(j)	Exhibits. The following exhibits or riders are made a part of this Lease:

Exhibit A	Floor Plan of Premises
Exhibit A-1	Legal Description of Land
Exhibit A-2	Schedule of Rent
Exhibit B	Tenant Improvements
Exhibit C	Form of Guaranty
Exhibit D	Form of Landlord’s Subordination of Lien
Exhibit E	Sign Criteria
Exhibit F	Building Standard Cleaning Specifications
Exhibit G	Form of SNDA from Riggs Bank

(k)	Guarantor. AFC Enterprises, Inc., a Minnesota corporation (“AFC”).

(l)	Guaranty. That certain Guaranty attached hereto and made a part hereof as Exhibit C, which shall be signed and delivered by Guarantor simultaneously with the execution and delivery of this Lease by Tenant to Landlord as a condition to the effectiveness of this Lease.

(m)

Master Lease. Landlord, as tenant, and Kassel and Rebecca Gottstein Co., Inc., a Washington corporation and Laurie A. Friedman, together as landlord, entered into a Lease dated January 27, 1999, demising the Land, together with the

Building and any other improvements located thereon. Landlord desires to sublease to Tenant and Tenant desires to sublease from Landlord certain premises herein described. The parties acknowledge that since Landlord is leasing the Land pursuant to the Master Lease, the demise of the Premises to Tenant is technically a sublease and all references herein to lease shall be deemed to mean sublease pursuant to the Master Lease. Landlord has not received any notices of default under the Master Lease which remain uncured as of the date hereof. Further, Landlord does not require any permits or approvals under the Master Lease to enter into this Lease which have not or will not have been obtained by the date of execution of this Lease.

2. PREMISES: Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, upon the terms and conditions herein set forth, the Premises described in Article 1(b) hereof as shown on Exhibit A hereto, together with rights of ingress and egress over common areas in the Building located on the land (“Land”) more particularly described on Exhibit A-1 attached hereto from the Commencement Date through the Expiration Date, as the same may be terminated as provided herein (the “Term”).

All references to “rentable square feet” and “rentable area” as used herein shall mean “Rentable Area” as determined in accordance with the American National Standard Method of measuring floor space in office buildings as published by the Building Owners and Managers Association International dated June 7, 1996 (“BOMA”), and all references to “usable square feet” and “usable area” shall mean “Usable Area” as determined in accordance with BOMA.

3. COMMENCEMENT AND EXPIRATION DATES

(a) Rent Commencement Date. The Commencement Date shall occur on the date stated in Article l(d) above, provided that Tenant shall have no obligation to pay either Rent or Pass Through Expenses (as such terms are hereinafter defined) until January 1, 2002 (the “Rent Commencement Date”). The Rent Commencement Date shall occur on the date stated in this paragraph regardless of whether or not Tenant has completed the Tenant Improvements (as defined below). If requested by either party, Landlord and Tenant shall confirm the Commencement Date and the Rent Commencement Date in writing.

(b) Intentionally Omitted.

(c) Expiration Date. The Lease shall expire on the date specified in Article 1(e).

(d) Renewal Term. Landlord hereby grants Tenant one option to extend the Lease Term for five (5) years (the “Renewal Term”), upon all of the terms and conditions contained in this Lease (excluding initial concessions such as, by way of example, the free rental period, to which Tenant may not be entitled), except for Rent. Rent for the renewal option shall be 95% of the projected Prevailing Market rate, as determined in accordance with Article 5(b) below. If Tenant wishes to exercise this extension option, Tenant shall provide written notice of its intent to extend the Lease at least twelve (12) months prior to the expiration of the then-current Lease term. Notwithstanding the foregoing, Tenant shall not be entitled to extend the Lease Term if (i) Tenant is in default under this Lease beyond any applicable notice and cure periods either at the time it delivers its notice to extend or at the commencement of the Renewal Term; or (ii) Tenant has assigned its rights under this Lease, other than pursuant to Article 17 (a) (aa) below.

4. ACCEPTANCE OF PREMISES:

(a) Tenant has made or shall make such inspection of the Premises as Tenant deems appropriate prior to its signing of this Lease and Tenant hereby accepts the Premises in “AS –IS” condition, except for such matters which Landlord has expressly agreed to provide (“Landlord’s Work”) and are expressly set forth in Exhibit B, except that Tenant does not accept the Premises subject to latent defects in the Premises of which Tenant notifies Landlord in writing within twelve (12) months after the Premises are delivered to Tenant. All other work shall be performed by Tenant and shall be referred to as the “Tenant Improvements”. Tenant shall, on or before the Commencement Date : (i) demolish all existing tenants improvements, where applicable, and completely construct or remodel (as the case may be) the Premises and install a new sign and trade fixtures in and for the same in accordance with the other provisions of this Lease (“Tenant’s Initial Work”), and (ii) open the Premises for business, in compliance with all provisions of this Lease. Landlord may require that Tenant accept possession of the Premises and proceed with Tenant’s Initial Work and/or the preparation and submission of plans therefor prior to the Commencement Date upon ten (10) days’ advance notice. During any period that Tenant shall be permitted or required to enter the Premises prior to the Commencement Date (to plan or perform Tenant’s Initial Work), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent, Pass Through Expenses or Additional Rent (other than such charges as Landlord may impose under Exhibit B).

(b) Landlord has advanced $                     as a tenant improvement allowance to Tenant and Tenant purchased certain furniture, fixtures and equipment (the “Purchased Property”) identified on Exhibit A to that certain Bill of Sale and Assignment dated June 7, 2001, and executed by Rivals.com Inc., a Washington corporation (a/k/a/ Rival Networks Inc. and Rivalnet), as seller. If at any time during the Term it is determined by a bankruptcy court or other court of competent jurisdiction that the Purchased Property is a fraudulent conveyance, does not constitute the property of Tenant and must be removed from the Premises, then Landlord shall be responsible, at Landlord’s sole cost and expense, for negotiating a deal to procure the Purchased Property for Tenant, or replace the same as soon as possible using reasonable efforts not to have Tenant’s business operations interrupted. In addition, during any period that Tenant is unable to use the Premises because of the loss of the use of the Purchased Property or the replacement property described above, Tenant’s Rent shall abate until Tenant is again able to use the Premises.

Tenant shall pay Landlord, by cash, cashier’s check or certified check, the amount of $138,792.53, as partial reimbursement for a portion of the tenant allowance, which amount shall be paid no later than ten (10) business days after full execution of this Lease.

Notwithstanding anything herein to the contrary, Tenant and Landlord agree that Landlord shall have no responsibility to provide the “Rivals Inventory” or HVAC units in the Server Room, the same being the sole responsibility, cost and expense of Tenant.

(c) Notwithstanding anything herein to the contrary, upon the Expiration Date or earlier termination of the Term, all SMED or other walls, or other full height partitions, floors, window coverings, data/telephone cables, whether now or hereafter installed in the Premises, shall automatically be transferred to Landlord in good condition, ordinary wear and tear excepted, and shall become the property of the Landlord. In such event, Tenant agrees, if requested by Landlord, to execute such bills of sale, affidavits of title and other documentation necessary to convey full legal title to such property to Landlord.

5. RENT:

(a) Rent for the initial term of the Premises shall be as set forth on Exhibit A-2 to the Lease.

(b) Rent for the Renewal Term shall be at 95% of the then Prevailing Market rate (defined below). Within sixty (60) days after receipt of Tenant’s notice to extend (as provided in Article 4(d) above), Landlord shall advise Tenant of the applicable Rent for the Premises during the Renewal Term. Tenant, within thirty (30) days after the date on which Landlord advises Tenant of the applicable Rent, shall deliver to Landlord a written notice (the “Notice”) stating whether or not Tenant accepts such Rent. Tenant’s failure to deliver the Notice within such 30-day period shall be deemed an acceptance of the Rent proposed by Landlord. If Tenant does not accept the Rent so proposed by Landlord, Tenant and Landlord shall attempt to agree upon Rent for such period. If Landlord and Tenant fail to agree upon the Prevailing Market rate within thirty (30) days after the date of the Notice, the Prevailing Market rate shall be determined by binding arbitration in accordance with the procedures set forth below. Landlord and Tenant, at their sole cost and expense, shall each employ an appraiser within fifteen (15) days after expiration of such 30-day period. Each such appraiser shall be a member of the Master Appraisers Institute or similar reputable organization, with ten (10) years of experience appraising office buildings comparable to the location and type of that of the Building. Each appraiser shall render an appraisal of the Prevailing Market rate for the Premises within fifteen (15) calendar days. The two appraisers, within ten (10)days after the exchange of appraisals, shall mutually agree upon the Prevailing Market rate and notify Landlord and Tenant in writing of their determination. Such determination shall be binding upon both Landlord and Tenant. If the appraisers cannot agree on a determination of the Prevailing Market rate within ten (10) days of the exchange of appraisals, then Landlord and Tenant shall select an independent third appraiser acceptable to both with ten (10) days. If Landlord and Tenant are unable to select an independent third appraiser acceptable to both with ten (10) days, either party may request that the American Arbitration Association in the county in which the Building is located appoint an independent third appraiser that meets the qualifications described above. Within ten (10) days following appointment (whether by mutual agreement or arbitration), the third appraiser shall choose the appraisal of either Landlord’s appraiser or Tenant’s appraiser and the chosen appraisal shall be deemed to represent the Prevailing Market rate for the Premises. Such detenuination shall be binding upon both Landlord and Tenant. The parties shall share equally in the cost of any such third appraiser. For purpose hereof, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under leases entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in Seattle, Washington for comparable term extensions for comparable space for renewal tenants considering all concessions, including without limitation, construction allowances, brokerage commissions and the like. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses, operating costs and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease. In no event shall the Prevailing Market rate be less than the rate payable under this Lease immediately prior to the date the Prevailing Market rate will become effective.

(c) Tenant shall pay without notice the Rent, the Pass Through Expenses (as defined in Article 10(a) below) and Additional Rent (as defined in Article 20(f)) without deduction or offset in lawful money of the United States in advance on or before the first day of each month at Landlord’s Notice Address set forth in Article 1(k) hereof, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent, Pass Through Expenses and Additional Rent for any partial month at the beginning or end of the Lease term shall be prorated in proportion to the number of days in such month.

6. Intentionally Omitted.

7. PARKING: Tenant shall have the right to enter into license agreements for 20 parking spaces at the Securities Building Garage in downtown Seattle for the period ending February 17, 2005, upon the then owner’s standard form; provided that Tenant must notify Landlord by no later than September 1, 2001, of the number of spaces it will commit to take for such period. All spaces are unreserved and are located in the Third Avenue portion of the garage and currently (in today’s dollars) cost $’. per month. In the event Landlord loses such spaces for any reason, including force majeure, casualty, sale of the building, etc., Landlord will use reasonable efforts to find other comparable parking spaces in the area. The cost to Tenant of the parking shall in no event exceed Landlord’s actual costs from time to time plus 10%. Landlord’s current rate for parking at the Securities Building Garage is at market rate plus 30%. No costs allocable to the Tenant parking spaces shall be included in Rent, Pass Through Expenses or Additional Rent, other than as set forth herein. In no event shall Tenant’s rights in and to the license agreements be transferable or assignable in any way.

8. USES: The Premises are to be used only for general office purposes (“Permitted Uses”), and for no other business or purpose without the prior written consent of Landlord, which consent may be withheld if Landlord determines that any proposed use is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building or is inconsistent with any restriction on use of the Premises, the Building or the Land contained in any lease, mortgage or other agreement or instrument by which the Landlord is bound or to which any of such property is subject. Tenant shall not commit any act that will increase the then existing rate of insurance on the Building without Landlord’s consent. Tenant shall promptly pay upon demand the amount of any increase in insurance rates caused by any act or acts of Tenant. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act which disturbs the quiet enjoyment of any other tenant in the Building or which is unlawful or which will cause any substantial noise, vibration, smoke or fumes. If Tenant should disturb the quiet enjoyment of any other tenant in the Building, Tenant shall provide adequate insulation or take other action as reasonably necessary to eliminate the disturbance. Tenant shall comply with all laws relating to its use or occupancy of the Premises and shall observe such reasonable rules and regulations (not inconsistent with the terms of this Lease) as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building, and for the preservation of good order therein. Landlord acknowledges that Tenant may use a reasonable amount of storage area pertinent to the office area and may use portions of the premises for classroom training of employees and franchisees, and cuppings (coffee tastings).

9. SERVICES AND UTILITIES

(a) Standard Services. Landlord shall furnish the Premises with electricity for normal office use, including lighting and operation of low power usage office machines, computers, photocopy machines, and other machinery and equipment normally used in offices, not to exceed, however, 6.2 Va per square foot. Landlord shall also furnish hot and cold water sufficient for drinking, lavatory, toilet and ordinary cleaning purposes to be drawn from approved fixtures on the plans and specifications for the Premises approved in writing by Landlord. Landlord shall furnish the Premises with automatic passenger elevators as currently exist in the Premises on the date of signing of this Lease at all times during the term of the Lease and extermination and pest control, when necessary. Landlord shall also provide lamp replacement service for building standard light fixtures, toilet room supplies, window washing at reasonable intervals, and customary building janitorial service. No janitorial service shall be provided Saturdays, Sundays or legal holidays. The costs of any janitorial or other service provided by

Landlord to Tenant which are in addition to the services ordinarily provided Building tenants shall be repaid by Tenant as part of the Pass Through Expenses upon receipt of billings therefor.

From 7:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays, excluding legal holidays (“Normal Business Hours”), Landlord shall furnish to the Premises heat and air conditioning suitable for normal office operations, subject to the provisions of Paragraph 9 (c) below. If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and the cost of such services, as established by Landlord, shall be paid by Tenant as part of the Pass Through Expenses upon receipt of billings therefor. After hours HVAC shall be available initially at $35.00 per hour, which amount shall be adjusted from time to time to reflect changes in utility rates and Landlord costs. The Server Units shall operate 24 hours per day at additional charges to Tenant.

During other than Normal Business Hours, Landlord may restrict access to the Building in accordance with the Building’s security system, provided that Tenant shall have at all times during the term of this Lease (24 hours of all days) reasonable access to the Premises.

Janitorial services will be provided in accordance with Landlord’s specifications adopted from time to time, a copy of which is attached hereto and made a part hereof as Exhibit F and shall be consistent with first class office buildings in downtown Seattle, Washington.

The Building has a card key access system. The suite uses a key fob that is compatible with the Building system. The card key access system currently in the Premises shall remain at no additional cost to Tenant.

Landlord shall maintain the common areas in a first class manner comparable to other first class office buildings in the Seattle, Washington area. The maintenance shall include, without limitation, cleaning, HVAC, illumination; snow shoveling, deicing, repairs, replacements, and landscaping.

(b) Interruption of Services. Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever. No temporary interruption or failure of such services incident to the making of repairs, alterations or improvements, or due to accident, strike or other conditions or events shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant’s obligations hereunder; provided, however, if such interruption or failure shall continue for five (5) consecutive business days, then, as Tenant’s sole and exclusive remedy (except as provided in the following proviso), Tenant’s Rent hereunder shall be thereafter equitably abated to the extent the Premises are thereby rendered untenantable for Tenant’s normal business operations until such services shall be restored; and provided further that if such interruption or failure shall continue for 120 consecutive business days, then Tenant, as its sole and exclusive remedy hereunder (other than as provided in the preceding proviso,) shall have the right lo terminate this Lease upon no less than fifteen (15) days notice to Landlord tendered within ten (10) days after expiration of such 120 days.

(c) Additional Services. The Building Standard mechanical system is designed to accommodate heating loads generated by lights and equipment using up to 6.2 Va per square foot. Before installing lights and equipment in the Premises which in the aggregate exceed such amount, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant shall agree to pay the costs of Landlord for installation of supplementary air conditioning or electrical systems as necessitated by such equipment or lights.

In addition, Tenant shall pay in advance, as part of the Pass Through Expenses, on the first day of each month during the Lease term, Landlord the reasonable amount estimated by Landlord as the cost of furnishing electricity for the operation of such equipment or lights and the reasonable amount estimated by Landlord as the cost of operation and maintenance of supplementary air conditioning units necessitated by Tenant’s use of such equipment or lights. Landlord shall be entitled to install and operate at Tenant’s cost a monitoring/metering system in the Premises to measure the added demands on electrical, heating, ventilation and air conditioning systems resulting from such equipment and lights and from Tenant’s after-hours heating, ventilation and air conditioning service requirements. If more than one tenant directly benefits from these services, then the cost shall be equitably allocated proportionately between or among the benefiting tenants. Tenant shall comply with Landlord’s instructions for the use of drapes and thermostats in the Building.

10. COSTS OF OPERATIONS AND REAL ESTATE TAXES

(a) Pass Through Expenses. In addition to the Rent stated in Article 5 above, Tenant shall pay its pro rata share of operating costs and taxes, as described below (the “Pass Through Expenses”). If Tenant is billed directly by a provider of any of the Pass Through Expenses, Tenant shall pay the cost thereof directly to such provider. If Tenant is not billed directly for any of such costs, Landlord shall pass such obligation through to Tenant and Tenant shall pay such costs to Landlord. Upon Landlord’s request, Tenant shall pay its pro rata share of any of the Pass Through Expenses directly to the provider thereof.

(b) Definitions. For the purposes of this section, “taxes” shall mean taxes and assessments on real and personal property payable during any calendar year with respect to the Land, the Building and all property of Landlord, real or personal, used directly in the operation of the Building and located in or on the Building, together with any taxes levied or assessed in addition to or in lieu of any such taxes or any tax upon leasing of the Building or the rents collected (excluding any federal, state or local income or franchise taxes, gift, transfer, excise, capital stock, estate, succession or inheritance taxes, and, provided that Tenant has timely paid its pro rata share of taxes, penalties or interest for late payment of taxes). If Landlord shall obtain a refund of any portion of taxes that were included in Pass Through Expenses paid by Tenant, then Landlord shall, to the extent the refund exceeds three months Rent, reimburse Tenant by cash or check its pro rata share of the refunded taxes, less any expenses Landlord reasonably incurred to obtain the refund, and otherwise such net amount shall be credited to portions of Rent next becoming due hereunder.

“Operating costs” or “costs” shall mean all expenses of Landlord for maintaining, operating and repairing the Land and Building and the personal property used in connection therewith, including without limitation labor costs (including wages, salaries, employment taxes and benefits), insurance premiums, utilities, customary management fees and other expenses which in accordance with generally accepted accounting and management practices would be considered an expense of maintaining, operating or repairing the Building; excluding, however: (i) costs of any special services rendered to individual tenants for which a separate charge is collected, including tenant alterations; (ii) leasing commissions and other leasing expenses; (iii) costs of improvements required to be capitalized in accordance with generally accepted accounting principles, except operating costs shall include amortization of capital improvements made subsequent to initial development of the Building which are designed with a reasonable probability of improving the operating efficiency of the Building, provided that such amortization shall not exceed the reasonably expected savings in operating costs, or which are reasonably responsive to requirements imposed with respect to the Building under any amendment to any applicable building, health, safety, fire or similar code (“code”), or any new code, or any new interpretation of a code, which amendment, code or interpretation is adopted after the Commencement Date of this Lease; (iv) any management fee assessed to Landlord in excess of three percent (3%) of gross receipts from the Building; (v) salaries paid to employees of Landlord above the level of building manager; (vi) interest and amortization on mortgages and other debt costs; (vii) depreciation of buildings and other improvements (except permitted amortization of certain capita] expenditures as provided below), (viii) improvements, repairs or alterations to spaces leased to other tenants; (ix) legal fees and consulting fees incurred with respect to specific tenants at the Building; (x) costs, fine or penalties incurred in connection with Landlord’s failure to comply with laws, unless caused by acts or omissions of Tenant; (xi) compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, except to the extent receipts from such concessions are credited again Operating costs; (xii) advertising and promotional expenses with regard to the leasing of the Building; (xiii) costs of correcting bona fide defects in the original construction of the Building (this shall in no event include the cost of maintenance or repair resulting from wear and tear or by damage by outside elements); (xiv) costs incurred to remove, encapsulate or otherwise contain any asbestos or any other hazardous substance or toxic material or waste; (xv) costs to repair structural defects discovered within one year of completion of the work to which the defect relates; (xvi) costs of repairs, alterations or replacements caused by casualty losses; and (xvii) the amount of any deductibles under Landlord’s insurance policies. Operating costs and taxes shall be reduced by any reimbursement, credit, discount, or reduction actually received by Landlord. In the event the occupancy level of the Building for any year is not one hundred percent (100%) of full occupancy, then the operating costs and taxes for such year shall be proportionately adjusted by Landlord to reflect those Operating costs and taxes which would have occurred had the Building been one hundred percent (100%) occupied during such year. Only variable expenses affected by occupancy will be “grossed up”, such as electricity and janitorial services. In calculating the “gross up”, Landlord shall take into account the way services are purchased, such as price based on square footage occupied, price discounted on vacancies, price based on use, and price based on time of year.

Upon Tenant’s written request, Landlord shall deliver to Tenant a description of how Landlord has computed the “gross up”, together with documentation to support the gross up calculation.

“Tenant’s pro rata share” shall mean a percentage determined by dividing the rentable area of the Premises by: 1) the rentable area of the Building for expenses relating to the entire Building; and 2) by the rentable area of the office space in the Building for expenses relating solely to the office portion of the Building. Landlord will provide an accounting of such calculation to Tenant annually.

“Year” shall mean the calendar year.

(c) Estimated Costs. At the beginning of each year, Landlord shall furnish Tenant a written statement of estimated operating costs and taxes for such year and a calculation of Tenant’s pro rata share of any such amount. Tenant shall pay one-twelfth (1/12) of that amount as Pass Through Expenses for each month during the year. If at any time during the year Landlord reasonably believes that the actual costs or taxes will vary from such estimated costs or taxes by more than five percent (5%), Landlord may by written notice to Tenant revise the estimate for such year, and Pass Through Expenses for the balance of such year shall be paid based upon such revised estimates.

(d) Actual Costs. Within ninety (90) days after the end of each year or as soon thereafter as practicable, but in no event later than 180 days after the end of each year, Landlord shall deliver to Tenant a written (the “Statement”) setting forth Tenant’s pro rata share of the actual Operating costs and taxes during the preceding year. If the actual Operating costs or actual taxes, or both, exceeds the estimates for each paid by Tenant during the year, Tenant shall pay the amount of such excess to Landlord as part of the Pass Through Expenses within thirty (30) days after receipt of the Statement. If the actual Operating costs or actual taxes, or both, are less than the amount paid by Tenant to Landlord, then the amount of such overpayment by Tenant shall be credited against the next Rent payable by Tenant hereunder, except that to the extent that such refund exceeds three months Rent, Landlord shall reimburse Tenant its pro rata share of such refund. If the overpayment by Tenant shall exceed eight percent (8%) of the estimate of Pass Through Expenses, then Landlord shall also pay Tenant interest on such overpayment at the rate of 18% per annum, or the maximum then allowed by law, whichever is less from the date of the overpayment until the date of the refund or credit to Tenant. The Statement shall show in reasonable detail Operating costs broken down into reasonable components.

(e) Records and Adjustments. Landlord shall keep records showing all expenditures made in connection with operating costs and taxes, and such records shall be available for inspection by Tenant. Operating costs and taxes shall be prorated for any portion of a year at the beginning or end of the term of this Lease. Notwithstanding this Article 10, the Rent payable by Tenant shall in no event be less than the Rent specified in Article l(h) hereof.

(f) Personal Property Taxes. Tenant shall pay all personal property taxes with respect to property of Tenant located on the Premises or in the Building. “Property of Tenant” shall include all improvements which are paid for by Tenant and “personal property taxes” shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.

(g) Tenant’s Right to Audit. By notice to Landlord within ninety (90) days after Tenant shall have received the Statement with respect to a particular calendar year, Tenant shall have the right, at its sole cost and expense, through its agent and representative (which must be an independent certified public account), upon notice to Landlord, to audit and inspect the books and records of Landlord with respect to Pass Through Expenses for such year (“Tenant’s Audit”). Tenant shall reimburse Landlord for any photocopying done at Landlord’s or Landlord’s agent’s office in connection therewith. Tenant’s Audit shall take place at such time and location as may be reasonably determined by Landlord, and Tenant shall have such audit right only once with respect to each Statement. Unless Landlord agrees to a longer period of time, Tenant’s Audit shall be performed within sixty (60) days after Tenant’s notice to Landlord. Nothing herein shall relieve Tenant of the obligation to pay Pass Through Expenses pending Tenant’s Audit, nor shall payment by Tenant of the Statement be deemed a waiver of Tenant’s right to dispute the Statement. If an error in the amount of such Pass Through Expenses billed to Tenant for such calendar year has been made, there shall be a recalculation of Tenant’s Pass Through Expenses for such calendar year and an appropriate readjustment between Landlord and Tenant to reflect any underpayment or overpayment by Tenant, provided Tenant notifies Landlord within ninety (90) days after the audit of any error Tenant believes exists in the Statement.

Notwithstanding the foregoing, Landlord shall have the right to challenge Tenant’s Audit, in which event the matter shall be submitted to an independent certified public accountant mutually acceptable to both parties, whose certification as to the proper amount shall be final and binding as between Landlord and Tenant. Tenant shall pay the cost of such certification unless such certification determines that Tenant was overbilled by at least 2% in which event Landlord shall pay the cost of such certification. Pending resolution of the matter, Tenant shall pay the amounts as determined by Landlord, subject to retroactive adjustment after the matter is resolved.

Tenant shall keep the results of all Tenant audits confidential.

11. CARE OF PREMISES: Landlord shall perform all normal maintenance and repairs to the Premises which Landlord reasonably determines necessary to maintain the Premises and the Building in clean and good operating condition comparable to other first class office buildings located in the Seattle, Washington area; including, without limitation, the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems such as mechanical, electrical, HVAC, and plumbing,: provided that Landlord shall not be required to maintain or repair any Property of Tenant or any appliances (such as water heaters, refrigerators and the like) which are part of the Premises. Landlord acknowledges that as of the date of signing of this Lease Landlord has received no notices of any violations of applicable laws, ordinances, rules or regulations of governmental authorities with respect to the Premises and the Building (“Applicable Laws”). Landlord and shall, within ten (10) business days of receipt thereof furnish Tenant with copies of any notices of violations of Applicable Laws.

Tenant shall take good care of the Premises and shall, within ten (10) business days of receipt thereof furnish Landlord with copies of any notices of violations of Applicable Laws. Tenant shall not make any alterations, additions or improvements (“Alterations”) in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any plumbing or wiring (“Changes”) without first obtaining the written consent of Landlord and, where appropriate, in accordance with plans and specifications approved by Landlord, provided that Tenant may, without Landlord’s consent, make alterations to the interior of the Premises which do not affect the structural or storefront portions of the Premises, or the plumbing, heating, ventilating, air-conditioning, mechanical, or life-safety systems in the Premises, provided (i) the cost of said alterations does not exceed $50,000.00 in any twelve (12) month period, (ii) such alterations comply with all the requirements of this Lease, including Exhibit B and Landlord’s design criteria for the Building, and (iii) such alterations do not materially alter the original design concept or detrimentally affect the appearance of the Premises. Tenant shall submit to Landlord copies of all invoices documenting that the cost of such work does not exceed such amount.

Tenant shall reimburse Landlord for any reasonable sums expended for examination and approval of architectural or mechanical plans and specifications of the Alterations and Changes and direct costs reasonably incurred during any inspection or supervision of the Alterations or Changes. All damages or injury done to the Premises or Building by Tenant or by any persons who may be in or upon the Premises or Building with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant, except to the extent covered by insurance pursuant to Paragraph 14 hereof.

12. ACCESS: Upon reasonable prior notice (which notice may be oral and may be delivered to the office manager), except in the case of emergency, in which case no notice need be given, Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Premises or the Building. Upon reasonable notice, Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of one hundred eighty (180) days prior to the expiration or sooner termination of the Lease term.

13. DAMAGE OR DESTRUCTION:

(a) Damage and Repair. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, or if insurance proceeds sufficient for restoration are for any reason unavailable, then Landlord may no later than the sixtieth day following the damage, give Tenant a notice of election to terminate this Lease. In the event of such election, this Lease shall be deemed to terminate on the third day after the giving of such notice, and Tenant shall surrender possession of the Premises within a reasonable time thereafter, and the Rent, Pass Through Expenses and Additional Rent shall be apportioned as of the date of Tenant’s surrender and any Rent paid for any period beyond such date shall be repaid to Tenant. If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building and insurance proceeds sufficient for restoration are available, Landlord shall restore the Building and the Premises (with improvements substantially comparable in quality to the improvements to the Premises originally provided by Landlord hereunder) with reasonable promptness, subject to delays beyond Landlord’s control and delays in the making of insurance adjustments by Landlord; provided, however, that Tenant shall, at Tenant’s sole cost and expense restore all improvements required to be made or made by Tenant hereunder. To the extent that the Premises are rendered untenantable, the Rent shall, as Tenant’s sole and exclusive remedy (except as set forth in this paragraph) proportionately abate, except in the event such damage resulted from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant, Tenant’s officers, contractors, agents, employees, clients, customers or licensees, in which event Rent shall abate only to the extent Landlord receives proceeds from any rental income insurance policy to compensate Landlord for loss of Rent hereunder. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or the Building. In addition, if fifty percent (50%) or more of the rentable square footage of the Premises is damaged or destroyed and repair thereof would reasonably (in the certified opinion of an independent contractor mutually selected by Landlord and Tenant) take more than six (6) months to repair or if Tenant is prevented access to the Premises for a period in excess of six (6) months, Tenant shall have the option (except in cases of Tenant’s willful misconduct), as Tenant’s sole and exclusive remedy (except as expressly provided above), to terminate this Lease upon giving notice to Landlord of exercise thereof within thirty (30) days after the date of such damage or destruction, and if Tenant exercises its option to terminate, then Tenant shall not have to rebuild the Premises so long as Tenant tenders to Landlord an assignment of any insurance proceeds to the extent received.

(b) Destruction During Last Year of Term. In case the Building shall be substantially destroyed by fire or other cause at any time during the last twelve (12) months of the term of this Lease, either Landlord or Tenant may terminate this Lease upon written notice to the other within sixty (60) days of the date of such destruction.

(c) Tenant Improvements. Landlord will not carry insurance of any kind on any improvements paid for by Tenant as provided in Exhibit B or on Tenant’s furniture, furnishings, fixtures, equipment or appurtenances of Tenant under this Lease and Landlord shall not be obligated to repair any damage thereto or replace the same.

14. WAIVER OF SUBROGATION: Whether the loss or damage is due to the negligence of either Landlord or Tenant or any other cause, Landlord and Tenant each hereby release and relieve the other, its agents or employees, from responsibility for, and waive its entire claim of recovery for (i) any loss or damage to its real or personal property located anywhere in the Building, including the Building itself, arising out of or incident to the occurrence of any of the perils which are covered by its property and related insurance policies, and (ii) any loss resulting from business interruption at the Premises or loss of rental income from the Building, arising out of or incident to the occurrence of any of the perils covered by any business interruption or loss of rental income insurance policy held by it. Each party shall use best efforts to cause its insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party. Notwithstanding the foregoing, no such release shall be effective except to the extent the applicable insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier’s right to be subrogated.

15. INDEMNIFICATION: Tenant shall indemnify and hold Landlord harmless from and against liabilities, damages, losses, claims and expenses, including attorneys fees, arising from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, employees, clients or customers in or about the Building or Premises or arising from any injury or damage to any person or property, occurring in or about the Building or Premises or arising from any breach or default under this Lease by Tenant. The foregoing provisions shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Landlord, or its officers, contractors, licensees, agents, employees, clients or customers or other tenants of the Building.

Landlord shall indemnify and hold Tenant harmless from and against all liabilities, damages, losses, claims and expenses, including attorneys fees, arising from any act, omission or negligence of Landlord or its officers, contractors, licensees, agents or employees in or about the Building or Premises, or from any breach or default under this Lease by Landlord. Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant or other persons, which may be caused by theft, or by any act or neglect of Tenant or any other tenant or occupant of the Building or any third parties.

16. INSURANCE:

(a) Tenant’s Insurance. Tenant shall, throughout the term of this Lease and any renewal hereof, at its own expense, keep and maintain in full force and effect, a policy of commercial general liability insurance including contractual liability coverage insuring Tenant’s obligations under Article 15, insuring Tenant’s activities upon, in or about the Premises or the Building against claims of bodily injury or death or property damage or loss with a limit of not less than Two Million Dollars ($2,000,000) combined single limit and what is commonly referred to as “all risk” coverage insurance (excluding earthquake and flood) on Tenant’s leasehold improvements in an amount not less than one hundred percent (100%) of the current replacement value thereof. Tenant’s liability policy shall name Landlord, its property manager, and any association of condominium owners within the Building as additional insureds.

(b) Insurance Policy Requirements. All insurance policies required under this Article 16 shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation or reduction in coverage except after thirty (30) days’ prior written notice to Landlord. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

(c) Landlord’s Insurance. Landlord shall maintain during the Term insurance on the Building against fire and such other risks as may be included in extended coverage insurance from time to time available in an amount not less than eighty percent (80%) of the full insurance replacement value of the Building. Also, Landlord shall carry public liability insurance with respect to the Common Areas of the Building in an amount of at least $2 million. The specific types and conditions of the foregoing insurance, including deductibles, shall be as Landlord determines. Any such insurance may be obtained as part of a blanket insurance policy.

17. ASSIGNMENT AND SUBLETTING:

(a) Assignment or Sublease. Tenant shall not assign, mortgage, encumber or otherwise transfer this Lease or sublet the whole or any part of the Premises without in each case first obtaining Landlord’s prior written consent. Such consent may be withheld in Landlord’s sole discretion, including without limitation: (1) Landlord may withhold its consent if in Landlord’s judgment occupancy by any proposed assignee, subtenant or other transferee: (i) is not consistent with the maintenance and operation of a first-class office building due to the nature of the proposed occupant’s business or the manner of conducting its business or its experience or reputation in the community, or (ii) is likely to cause disturbance to the normal use and occupancy of the Building; (2) Landlord’s consent to any mortgage, hypothecation, pledge or other encumbrance of any interest in this Lease or the Premises by Tenant or any subtenant, whereby this Lease or any interest therein becomes collateral for any obligation of Tenant; and (3) Landlord may withhold its consent to the extent Landlord determines necessary to comply with a restriction on use of the Premises, the Building or the Land contained in any lease, mortgage, or other agreement or instrument by which the Landlord is bound or to which any of such property is subject. No such assignment, subletting or other transfer shall relieve Tenant of any primary liability under this

Lease. Consent to any such assignment, subletting or transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subletting or transfer. In lieu of granting any such consent, Landlord reserves the right to terminate this Lease or, in the case of a subletting of less than all the Premises, to terminate this Lease with respect to such portion of the Premises, as of the proposed effective date of such subletting or assignment, in which event Landlord may enter into the relationship of landlord and tenant with such proposed assignee or subtenant based upon the Rent and other compensation and terms agreed to by such subtenant or assignee and otherwise upon the terms and conditions of this Lease; provided that if Landlord elects to terminate this Lease, in whole or in part, Tenant may withdraw its request to assign or sublease upon ten (10) days notice to Landlord following Landlord’s election to terminate. If Landlord approves such assignment, subletting or transfer and does not elect to terminate this Lease as provided above, Tenant shall pay Landlord 50% of all rent which Tenant receives as a result of such assignment, subletting or transfer that is in excess of the rent payable to Landlord for the portion of the Premises and term covered by the assignment, subletting or transfer. Tenant shall pay Landlord for Landlord’s share of any excess within 30 days after Tenant’s receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the assignment, subletting or transfer (other than Landlord’s review fee), including brokerage fees, legal fees and construction costs. In connection with each request for an assignment or subletting, Tenant shall pay $1,000.00 for the cost of processing such assignment or subletting, including reasonable attorneys fees, upon demand of Landlord. Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments.

If Tenant is a corporation or partnership, any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of, or power to vote, a majority of its outstanding voting stock or partnership interests shall constitute an assignment for the purpose of this Section 17. In addition, no change in control of ownership or merger or consolidation o Tenant or its parent shall constitute an assignment or subletting.

(aa)	Related Transfer.

Notwithstanding anything contained to the contrary in this Article 17, Tenant may assign this Lease to its parent corporation or to any wholly-owned subsidiary corporation of Tenant without obtaining the prior written consent of Landlord, provided that the following conditions are met:

(i)	Any such assignee shall remain the parent of Tenant, or a wholly-owned subsidiary corporation of Tenant, as the case may be;

(ii)	Tenant shall have given Landlord not less than thirty (30) days’ prior notice of such assignment;

(iii)	Tenant shall not be in default under any of the provisions of this Lease at the time of such assignment; and

(iv)	The assignee furnishes Landlord, at least thirty (30) days’ prior to the effective date of said assignment, a written instrument satisfactory to Landlord agreeing to assume and be bound by all the conditions, obligations and agreements contained in this Lease.

Notwithstanding any such assignment the assignor shall remain fully and primarily liable for the performance of all conditions, obligations and agreements of Tenant under this Lease.

(bb)	Sales of Assets, Merger, and Consolidation.

Notwithstanding anything contained to the contrary in Article 17, Tenant may, without Landlord’s prior written consent, assign this Lease to an entity which is buying all or substantially all (being no less than ninety percent [90%]) of the assets of Tenant, or with which Tenant is merging or consolidating, provided the following conditions are met:

(i)	The assignee has a net worth equal to or greater than that of Tenant at the date of execution of this Lease or at the time of assignment, whichever is greater;

(ii)	Tenant shall have given Landlord not less than thirty (30) days’ prior notice of such assignment, which notice contains all information and documentation Landlord reasonably requires to satisfy itself as to the above conditions;

(iii)	Tenant shall not be in default under any of the provisions of this Lease at the time of the assignment; and

(iv)	The assignee furnishes Landlord, at least thirty (30) days’ prior to the effective date of the assignment, a written assignment instrument satisfactory to Landlord in which assignee agrees to assume and be bound by all the conditions, obligations and agreements of Tenant contained in this Lease.

Notwithstanding any such assignment the assignor shall remain fully and primarily liable for the performance of all conditions, obligations and agreements of Tenant under this Lease.

(b) Assignee Obligations. As a condition to Landlord’s approval, any potential assignee otherwise approved by Landlord shall assume in writing all obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for the payment of Rent and performance of all terms, covenants and conditions of this Lease.

(c) Sublessee Obligations. Any sublessee shall assume all obligations of Tenant as to that portion of the Premises which is subleased to such sublessee and shall be jointly and severally liable with Tenant for rental and other payments and performance of all terms, covenants, and conditions of this Lease with respect to such portion of the Premises.

18. SIGNS: Tenant shall not place or in any manner display any sign, graphics, or any advertising matter anywhere in or about the Premises or the Building at places visible (either directly or indirectly) from anywhere outside the Premises without first obtaining Landlord’s written consent thereto, such consent to be at Landlord’s sole discretion. Landlord hereby approves the signage shown on the photo attached hereto and made a part hereof as Exhibit E. In addition, all signs shall be in conformance with the sign criteria set forth on Exhibit E. Any such consent by Landlord shall be upon the understanding and condition that, upon request of Landlord, Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Premises or the Building caused thereby.

19. LIENS AND INSOLVENCY:

(a) Liens. Tenant shall keep its interest in this Lease and any property of Tenant (other than unattached personal property) and the Premises, the Land and the Building free from any liens or other encumbrances arising out of any work performed or materials ordered or obligations incurred by or on behalf of Tenant, except for Landlord’s Work, and hereby indemnifies and holds Landlord harmless from any liability from any such lien, including, without limitation, liens arising from any work performed by or on behalf of Tenant pursuant to Exhibit B hereto, excluding, however, Landlord’s Work.

In the event any lien is filed against the Building, the Land or the Premises by any person claiming by, through or under Tenant, Tenant shall, upon request of Landlord, at Tenant’s expense immediately cause such lien to be released of record, insured or bonded over to the reasonable satisfaction of Landlord and its mortgagee within ten (10) business days after notice from Landlord.

(b) Insolvency. If Tenant becomes insolvent or voluntarily or involuntarily becomes a debtor or alleged debtor in a bankruptcy proceeding, and such proceeding is not terminated or withdrawn within sixty (60) days of the filing thereof, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, Landlord at its option may terminate this Lease and Tenant’s right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding.

20. DEFAULT:

(a) Cumulative Remedies. All rights of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies provided in this Lease, Landlord shall be entitled to restrain by injunction the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

(b) Tenant’s Right to Cure. Tenant shall have a period of five (5) business days from the date of written notice from Landlord to Tenant within which to cure any default in the payment of Rent, Pass Through Expenses, Additional Rent or other sums due hereunder. Tenant shall have a period of fifteen (15) days from the date of written notice from Landlord to Tenant within which to cure and other default hereunder which is capable of being cured by Tenant; provided, however, that with respect to any default capable of being cured by Tenant but which cannot be cured within such fifteen (15) day period, the default shall not be deemed to be uncured if Tenant commences to cure within fifteen (15) days and for so long as Tenant is diligently prosecuting the cure thereof.

(c) Abandonment. Abandonment means an absence from the Premises of five (5) days or more while Tenant is in default. Abandonment by Tenant shall be considered a default with no right to cure, allowing Landlord to reenter the Premises under Section 20(d). Notwithstanding the foregoing, vacation of the Premises by Tenant shall not constitute a default by Tenant hereunder, so long as Tenant shall continue to pay Rent, Pass Through Expenses and Additional Rent and fulfill all of its other obligations under this Lease.

(d) Landlord’s Reentry. Upon a default under this Lease by Tenant and expiration of any applicable cure period, Landlord, at its option, may enter the Premises or any part thereof, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, remodel and change the Premises, Tenant remaining liable for any deficiency computed as provided in Section 20(e). This Lease shall not be deemed terminated by Landlord unless Landlord expressly so provides in writing. In the case of any default, reentry and/or dispossession by summary proceedings or otherwise, all Rent, Pass Through Expenses and Additional Rent shall become due thereupon and be paid up to the time of such reentry or dispossession, together with such expenses as Landlord may reasonably incur for attorneys fees, advertising expenses, brokerage fees and/or putting the Premises in good order or preparing the same for re-rental, together with interest thereon as provided in Section 35(f) hereof, accruing from the date of any such expenditure by Landlord.

(e) Reletting the Premises. At the option of Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent, Pass Through Expenses and Additional Rent due hereunder; second, to the payment of reasonable costs and expenses of such reletting and including, but not limited to, attorneys fees, advertising fees and brokerage fees, and to the costs of any repairs, remodeling and changes in the Premises; third, to the payment of Rent, Pass Through Expenses and Additional Rent due and to become due hereunder, and, if after so applying said Rents there is any deficiency in the Rent, Pass Through Expenses or Additional Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. Subject to any applicable duty to mitigate damages, the failure of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant’s liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, for failure to collect the Rent thereof, and in no event shall Tenant be entitled to receive any excess of net Rents collected over sums payable by Tenant to Landlord hereunder. No such reentry or taking possession of the Premises shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant the amount of Rent, Pass Through Expenses and Additional Rent reserved in this Lease for the balance of the Term, as it may have been extended, in excess of the then fair market rental value of the Premises for the same period, plus all court costs and reasonable attorneys fees incurred by Landlord in the collection of the same.

(f) Nonpayment of Additional Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease other than Rent or Pass Through Expenses shall be deemed “Additional Rent” and, in the event of nonpayment of Pass Through Expenses or Additional Rent, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Rent.

21. PRIORITY: This Lease shall be subordinate to all mortgages or deeds of trust now existing or hereafter placed upon the Land, the Building or the Premises, created by or at the instance of Landlord, and to any and all advances to be made thereunder, and to interest thereon and all modifications, renewals and replacements or extensions thereof (“Landlord’s Mortgage”). Upon request, Tenant shall attorn to the holder of any Landlord’s Mortgage or any person or persons purchasing or otherwise acquiring the Land, Building or Premises at any sale or other proceeding under any Landlord’s Mortgage; provided, however, Tenant shall not be required to subordinate to a mortgage that is entered into with a new mortgagee after the date of this Lease unless Tenant is furnished with a non-disturbance agreement from the mortgagee on mortgagee’s standard form or a form which is otherwise reasonably acceptable to the mortgagee, provided furnishing such non-disturbance agreement shall not be a condition to Tenant’s subordination to the Mortgage if Tenant is in default under this Lease.

Tenant shall properly execute, acknowledge and deliver documents which the holder of any Landlord’s Mortgage may require to effectuate the provisions of this Section 21, provided such documents shall contain a provision whereby the holder of any Landlord’s Mortgage agrees not to disturb Tenant’s possession of the Premises so long as Tenant is not in default under this Lease. Landlord shall use reasonable efforts to obtain a Subordination Nondisturbance and Attornment Agreement from its current lender on the form attached hereto and made a part hereof as Exhibit G within thirty (30) days of full execution of this Lease.

22. SURRENDER OF POSSESSION: Subject to the terms of Section 13 relating to condemnation, damage and destruction, upon expiration or sooner termination of this Lease, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by

Tenant from Landlord or as thereafter improved, reasonable use, wear and tear, any condition existing due either to Landlord’s breach of any repair obligation or warranty hereunder, and the act of another tenant of Landlord excepted. Without limitation of the foregoing, Tenant agrees to leave the SMED Inventory when Tenant vacates the Premises whether through the natural expiration of the Term or any earlier termination thereof. The Rivals Inventory shall remain the property of Tenant and may be removed by Tenant upon the expiration or sooner termination of this Lease.

23. REMOVAL OF PROPERTY: Except for the SMED Inventory, Tenant shall remove all of its movable personal property and trade fixtures paid for by Tenant which can be removed without damage to the Premises at the expiration or sooner termination of this Lease, and shall pay Landlord any damages for injury to the Premises or Building resulting from such removal; and all other improvements and additions to the Premises shall thereupon become the property of Landlord.

24. NON-WAIVER: Waiver by Landlord or Tenant of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of Rent, Pass Through Expenses or Additional Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent, Pass Through Expenses or Additional Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent, Pass Through Expenses or Additional Rent.

25. HOLDOVER: If Tenant shall, with the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be deemed a month-to-month tenancy which may be terminated as provided by applicable law. During such tenancy, Tenant shall be bound by all of the terms, covenants and conditions herein so far as applicable, except rental which shall be the greater of (a) 150% of the then Market Rate or (b) the Rent, Pass Through Expenses and Additional Rent stated herein. Notwithstanding anything contained herein to the contrary, for a period not to exceed thirty (30) days after the scheduled end of the Term, Tenant shall not be required to pay the Rent increase provided for in Article 25 for failing to vacate after the end of the Term if and only if Landlord and Tenant are actively engaged in bonafide negotiations with regard to an extension or renewal of this Lease for the Premises. Notice at any time from Landlord to Tenant that Landlord does not wish to negotiate any extension, which notice may be given prior to the beginning of the holdover period, shall be dispositive that bonafide negotiations are not in progress, (although such a notice is not required to be given by Landlord). Nothing herein shall obligate Landlord or Tenant lo negotiate for a renewal or extension of this Lease. In addition, nothing herein shall limit Landlord’s rights and remedies for Tenant’s unlawfully detaining the Premises after any expiration or earlier termination of this Lease.

26. CONDEMNATION:

(a) Entire Taking. If all of the Premises or such portions of the Building as may be required for the reasonable use of the Premises are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority. In the event of a taking of a material part of but less than all of the Building, where Landlord shall determine that the remaining portions of the Building cannot be economically and effectively used by it (whether on account of physical, economic, aesthetic or other reasons) or where Landlord determines the Building should be restored in such a way as to materially alter the Premises, Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The term of this

Lease shall expire upon such date as Landlord shall specify in such notice but not earlier than sixty (60) days after the date of such notice.

(b) Partial Taking. Subject to the provisions of the preceding Section 26(a), in case of taking of a part of the Premises, or a portion of the Building not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such Rent reduction to be effective as of the date title to such portion vests in the condemning authority. If a portion of the Premises shall be so taken which renders the remainder of the Premises unsuitable for continued occupancy by Tenant under this Lease, Tenant may terminate this Lease by written notice to Landlord no later than sixty (60) days after the date of such taking and the term of this Lease shall expire upon such date as Tenant shall specify in such notice not later than sixty (60) days after the date of such notice.

(c) Awards and Damages. Landlord reserves all rights to damages to the Premises for any partial, constructive, or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award. Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant’s business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant’s moving expenses, business interruption or taking of Tenant’s personal property and leasehold improvements paid for by Tenant (not including Tenant’s leasehold interest) provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.

27. NOTICES: All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, to Landlord and to Tenant at the Notice Addresses provided in Section l(j) (provided that after the Commencement Date any such notice may be mailed or delivered by hand to Tenant at the Premises and to Landlord’s principal office in the Building) and to the holder of any mortgage or deed of trust at such place as such holder shall specify to Tenant in writing; or such other addresses as may from time to time be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given on the date of such mailing.

28. COSTS AND ATTORNEYS FEES: If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent, Pass Through Expenses, Additional Rent or other payments hereunder or possession of the Premises, each party shall, and hereby does, to the extent permitted by law, waive trial by jury and the losing party shall pay the prevailing party a reasonable sum for attorneys fees in such suit, at trial and on appeal, and in any bankruptcy proceeding, and such attorneys fees shall be deemed to have accrued on the commencement of such action.

29. LANDLORD’S LIABILITY: Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord’s interest in the Premises and Building, but are made and intended for the purpose of binding only the Landlord’s interest in the Premises and Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors or assigns on account of this Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained.

30. ESTOPPEL CERTIFICATES: Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: The date this Lease was executed and the date it expires; the date the term commenced and the date Tenant accepted the Premises; the amount of minimum monthly Rent and the date to which such Rent has been paid; and certifying to the extent true: That this Lease is in full force and effect; that all conditions under this Lease to be performed by the Landlord have been satisfied; that there are no claims, defenses or off-sets which the Tenant has against the enforcement of this Lease; that no Rent has been paid more than one month in advance; and such other matters as Landlord may reasonably request. Any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord’s interest or holder of any mortgage upon Landlord’s interest in the Building. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee and to have certified that this Lease is in full force and effect, that there are no uncured defaults in Landlord’s performance, that the security deposit is as stated in the Lease, and that not more than one month’s Rent has been paid in advance.

Landlord agrees, not more than once per calendar year, upon not less than twenty (20) days’ prior notice by Tenant, to execute and deliver to Tenant, in connection with a permitted transfer of this Lease or permitted transfer of ownership of Tenant, a statement in writing certifying the following to the extent applicable: that this Lease is unmodified (or if there be modifications, identifying the same by the date thereof and specifying the nature thereof), that no notice of default or notice of termination of this Lease has been served on Tenant (or if Landlord has served such notice that the same has been revoked, if such be the case), that to the knowledge of Landlord no default exists hereunder (or if any such default does exist, specifying the same and stating that the same has been cured, if such is the case), and the date to which the Rent has been paid by Tenant.

31. TRANSFER OF LANDLORD’S INTEREST: In the event of any transfers of Landlord’s interest in the Premises or in the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing form and after the date of such transfer and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer provided Landlord shall be released from obligations under this Lease accruing prior to the disposition only if the party taking the disposition fully assumed all of the obligations of Landlord under the Lease. Tenant agrees to attorn to the transferee upon written notice to Tenant of such transfer.

32. RIGHT TO PERFORM: If Tenant shall fail to pay any sum of money required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease, and any sums paid or incurred by Landlord shall be immediately due and payable by Tenant to Landlord. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section 33 as in the case of default by Tenant in the payment of Rent.

33. QUIET ENJOYMENT: Tenant shall have the right to the peaceable and quiet use and enjoyment of the Premises subject to the provisions of this Lease, as long as Tenant is not in Default hereunder.

34. HAZARDOUS MATERIALS:

(a) Hazardous Materials. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any “Hazardous Material” (as defined below) upon or about the Building, or permit Tenant’s employees, agents, contractors, invitees and other occupants of the Premises to engage in such activities upon or about the Building. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in the business or activity expressly permitted to be undertaken in the Premises under this Lease, provided: (a) Tenant gives Landlord written notice of the types of all such substances, including the use and location intended for such types of substances, (b) Landlord may from time to time inspect the use and storage of such items, (c) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant’s business therein, strictly in accordance with applicable Law, highest prevailing standards, and the manufacturers’ instructions therefor, (d) such substances shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (e) if any applicable Law or Landlord’s trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), (f) any remaining such substances shall be completely, properly and lawfully removed by Tenant from the Building upon expiration or earlier termination of this Lease, and (g) for purposes of removal and disposal of any such substances, Tenant shall be named as the owner and generator, obtain a waste generator identification number, and execute all permit applications, manifests, waste characterization documents and any other required forms.

(b) Notices. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Material on the Premises, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises or in violation of this Article, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet (“MSDS”) issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law. The term “Hazardous Material” for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

(c) Remediation. If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Building in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Building and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense (without limiting Landlord’s other remedies therefor). Such clean up and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any court or governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Mortgagee(s) or governmental body arranges for any tests or studies showing that this Article has been violated, Tenant shall pay for the costs of such tests. If any Hazardous Material is released, discharged or disposed of on or about the Building and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article 14 to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article. Landlord acknowledges that it has received no notice from any governmental department or agency, whether federal, stale or local, that the Building or the Premises are in violation of applicable laws regarding Hazardous Materials.

(d) Landlord’s Obligations. If subsequent to the date Tenant accepts possession of the Premises it is determined that there are any asbestos-containing materials or other Hazardous Materials in the Premises which were installed prior to Landlord’s delivery of the Premises to Tenant, and such Hazardous Materials were not installed by Tenant or any affiliate of Tenant (or any party acting under Tenant or its affiliate) during a prior occupancy of the Premises or a portion thereof, and such Hazardous Materials are required by applicable Law to be removed, encapsulated or otherwise treated (“Remediated”), Landlord shall notify Tenant and Landlord, at Landlord’s expense, shall as soon as practicable after notice thereof from Tenant, Remediate said Hazardous Materials as Landlord deems appropriate so that all laws are complied with. Such remediation shall be Tenant’s sole remedy on account of such Hazardous Materials, except that Rent shall abate for any period of time that Tenant is unable to use the Premises due to the Remediation.

35. GENERAL:

(a) Headings. Titles to Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(b) Heirs and Assigns. Subject to the provisions of Section 17 hereof, all of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon the Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

(c) Brokers.

1. Tenant hereby represents to Landlord that it has dealt directly with and only with Michael Dash of Colliers International as a broker in connection with this Lease. Landlord hereby represents to Tenant that it has dealt directly with and only with Parker Ferguson of Flinn Ferguson Corporate Real Estate as a broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord harmless from all claims of any brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

2. Agency Disclosure. At the signing of this Lease, Tenant’s agent, Michael Dash of Colliers International represented Tenant. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to such party in this transaction, as required by RCW 1 8.86.030(1)(g).

3. Landlord and Tenant, by their execution of this Lease, each acknowledge and agree that they have timely received a pamphlet on the law of real estate agency as required under RCW 18.86.O3O(l)(f).

(d) Entire Agreement. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises, to Tenant’s use of the Building and other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

(e) Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

(f) Overdue Payments. In the event any Rent, Pass Through Expenses, Additional Rent or other sums payable by Tenant under this Lease are not paid upon the due date thereof, Tenant shall pay to Landlord the greater of (i) interest on the overdue amount at a rate equal to three percentage points above the prime rate of interest published or announced from time to time by Bank of America, or its successor, or, in the absence of an established prime rate, five percentage points over that bank’s rate for one year certificates of deposit, but not in excess of the highest lawful rate permitted under applicable laws, calculated from the original due date thereof to the date of payment; or (ii) a late payment fee equal to five percent (5%) of the overdue amount to compensate Landlord for the administrative and collection costs incident thereto.

(g) Force Majeure. Except for the payment of Rent, Pass Through Expenses, Additional Rent or other sums payable by Tenant, time periods for Tenant’s or Landlord’s performance under any provisions of this Lease shall be extended for periods of time during which Tenant’s or Landlord’s performance is prevented due to circumstances beyond Tenant’s or Landlord’s reasonable control.

(h) Right to Change Public Spaces. Landlord shall have the right at any time after the completion of the Building, without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Premises or any part thereof: entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building. Nevertheless, in no event shall Landlord diminish any service, change the arrangement or location of the elevators serving the Premises, make any change which shall diminish the area of or prevent access to the Premises, or make any change which shall change the character of the Building from that of a first-class office building.

(i) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state of Washington.

(j) Building Directory. Landlord shall maintain in the lobby of the Building a directory which shall include the name of Tenant and any other names reasonably requested by Tenant in proportion to the number of listings given to comparable tenants of the Building.

(k) Building Name. The Building will be known by such name as Landlord may designate from time to time.

(l) Environmental. Landlord has received no notice that the Building does not meet current federal environmental guidelines with respect to environmental or ADA Requirements. Landlord will use reasonable efforts to ensure that the Common Areas of the Building will meet the Americans With Disabilities Act requirements. Expenses associated with making corrections to the Building so that the Building is in compliance with applicable ADA requirements on the Commencement Date shall be Landlord’s expenses and not part of the Pass Through Expenses.

(m) As further security for Tenant’s performance under this Lease, to the extent not expressly prohibited by applicable Law, Tenant hereby grants Landlord a lien in all existing and after-acquired personal property of Tenant placed in or relating to Tenant’s business at the Premises, including but not limited to, fixtures, equipment, inventory, and furnishings. Notwithstanding the foregoing, Tenant may freely use, replace and dispose of such property (provided Tenant immediately replaces the same with similar property of comparable or better quality), and receive such rents and consideration, in the ordinary course of Tenant’s business, until such time as Tenant shall commit a Default; upon such Default, Tenant’s right to remove or use such property shall terminate, and all other parties shall be entitled to rely on written notification thereof given by Landlord without requiring any proof of such Default or any other matter. Landlord shall be entitled hereunder to any landlord’s lien and rights provided by applicable Law. Upon written request of Tenant Landlord shall execute a Subordination of Lien with respect to Tenant’s fixtures, equipment, inventory, and furnishings, in the form attached hereto and made a part hereof as Exhibit D, in favor of a company which is loaning funds to Tenant for use by Tenant solely in the operation of its business at the Premises.

36. RIGHT OF FIRST OFFER.

(a) After the first day of the ninth full calendar month after full execution of this Lease, Landlord agrees that if any office space becomes available in the Building (the “Expansion Space”), Landlord shall notify of its exact location, when such space shall become available, the creditworthiness of the proposed tenant entity, the agreed upon rent and all charges, required tenant improvements, and any agreed upon tenant improvements (collectively, the “Acceptable Terms”). Tenant shall thereafter have five (5) business days to provide a written response as to its intent to lease the Expansion Space according to all of the Acceptable Terms originally being offered by Landlord by such proposed tenant. If after five (5) business days Landlord has not received written response from Tenant of its acceptance of all of the Acceptable Terms, then Landlord shall be free to lease the Expansion Space to any party and Tenant shall be deemed to have rejected the Expansion Space and Tenant shall have no further rights under this Article 36 as to that particular offered Expansion Space. As further Expansion Space becomes available during the initial Term, but not during any renewal options or he Renewal Term, Landlord agrees to offer it to Tenant upon the above described terms and conditions.

(b) Commencing upon the date when Landlord delivers possession of the Expansion Space (the “Possession Date”), the Expansion Space shall become part of the Premises, subject to the same terms and conditions as are contained in this Lease, except as hereinafter provided:

i.	The annual Rent and terms for the Expansion Space shall be the Acceptable Terms;

ii.	The term of the Lease for the Expansion Space shall be coterminous with the term of this Lease; and

iii.	Landlord shall not have to offer the Expansion Space to Tenant hereunder during the last 24 months of the term of the Lease unless Tenant’s is still viable, Tenant is not then in default and Tenant provides Landlord with an early exercise of its option to renew.

37. COMPETING BUSINESSES. During the Term and the Renewal Term, Landlord shall not lease any space in the Building or any areas outside the Building (e.g., kiosks) to any party for the operation of a cafe whose primary identification with the general public is as a purveyor of coffee (other than a subsidiary of or duly licensed franchisee of Tenant).

In addition, from and after the date hereof, Landlord shall not enter into any agreement, with respect to the Westlake side of the Building only, during the Term and the Renewal Term, wherein Landlord leases any space in the Building or any areas outside the Building (e.g., kiosks) to any party for the operation of a café or similar retail store for the sale of branded coffee or whose primary identification with the general public is as a purveyor of coffee (other than a subsidiary of or duly licensed franchisee of Tenant where either (a) such entity’s gross sales’ from that premises from such coffee would exceed 10% of their gross sales in general from that premises, or (b) allow identification signage in the window of such Westlake side of the Building.

Any entity violating either of the above two paragraphs shall be defined as a “Competing Business” and if a Competing Business continues to operate after 30 days written notice from Tenant to Landlord, then, unless the Competing Business is operating without Landlord’s consent, Tenant, as Tenant’s sole remedy on account thereof and so long as the Competing Business thereafter continues to operate, shall be afforded Rent decrease to 50% of the amount that is otherwise payable hereunder.

A Competing Business shall be considered to be operating without Landlord’s consent only if the Competing Business has been permitted to assume a lease or operate its business based upon or as a result of an action or order by a court without regard to the provisions hereof. Landlord agrees to provide Tenant with written notice of the commencement of any action or proceeding of court which involves the violation by Landlord of this Article 37 within 10 business days of Landlord’s receipt of written notice of such commencement.

Notwithstanding anything herein to the contrary, Tenant shall not be entitled to the remedy set forth in his provision to the extent and while, during the Term:

(i)	Tenant shall have ceased operation in the Building of a cafe whose primary identification with the general public is as a purveyor of coffee; or

(ii)	With respect to the Westlake side of the Building only, Tenant ceases operating any space in the Building or any areas outside the Building (e.g., kiosks) to any party for the operation of a café or similar retail store for the sale of branded coffee or whose primary identification with the general public is as a purveyor of coffee; or

(iii)	Tenant is in Default under this Lease.

The remedies set forth in this provision shall be Tenant’s sole and exclusive remedies on account of the operation of a Competing Business.

IN WITNESS WHEREOF this Lease has been executed as of the day and year first above set forth.

LANDLORD:	PINE STREET DEVELOPMENT L.L.C., a Washington limited liability company

	BY:	RGHK SEATTLE L.L.C., a Washington limited liability company, Manager

		By:	/s/ Matthew Griffin

			Its	Managing Partner

TENANT:	SEATTLE COFFEE COMPANY, a Georgia corporation

		By:	/s/ Steve Schickler

Steve Schickler
			Its	President

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

THIS IS TO CERTIFY that on this 9th day of July 2001, before me, the undersigned, a notary public in and for the state of Washington, duly commissioned and sworn, personally appeared Matt Griffin, to me known to be the managing partner of RGHK SEATTLE L.L.C., a Washington limited liability company, Manager of Pine Street Development L.L.C., the Washington limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said/limited liability company for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

WITNESS my hand and official seal the day and year in this certificate first above written.

Ronalyn Huenergard
Printed Name: Ronalyn Huenergard
[GRAPHIC]	Notary public in and for the state of Washington,
residing at Belfair
My appointment expires: 1/04/2002
Name:_________________________________

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

THIS IS TO CERTIFY that on this 3 day of July, 2001, before me, the undersigned, a notary public in and for the state of Washington, duly commissioned and sworn, personally appeared Steve Schickler, to me known to be the President of SEATTLE COFFEE COMPANY, a Georgia corporation, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument, and that the seal affixed, if any, is the corporate seal of said corporation.

WITNESS my hand and official seal the day and year in this certificate first above written.

Printed Name: Therese A. McDonnell
Notary public in and for the state of Washington,
residing at Kirkland
My appointment expires: 08.06.02
Name: Therese A. McDonnell

EXHIBIT A

Floor Plan of Premises

[See attached]

Exhibit A

Fifth & Pine Building

Seattle Coffee Company Space – 5th Floor

[FIFTH FLOOR PLAN]

Exhibit A

Fifth & Pine Building

Seattle Coffee Company Space – 4th Floor

[FOURTH FLOOR PLAN]

Exhibit A

EXHIBIT A-1

Legal Description of Land

GOW PARCEL

LOTS 2 AND 3 IN BLOCK 19 OF ADDITION TO THE TOWN OF SEATTLE AS LAID OUT BY A.A. DENNY (COMMONLY KNOWN AS A.A. DENNY’S 3RD ADDITION TO THE CITY OF SEATTLE), AS PER PLAT RECORDED IN VOLUME 1 OF PLATS, PAGE 33, RECORDS OF KING COUNTY;

EXCEPT THE NORTHWESTERLY 7 FEET OF SAID LOT 2 CONDEMNED FOR STREET PURPOSES IN KING COUNTY SUPERIOR COURT CAUSE NO. 57057 AS PROVIDED BY ORDINANCE NO. 14500 OF THE CITY OF SEATTLE;

AND EXCEPT THAT PORTION OF SAID LOT 2 CONDEMNED FOR WESTLAKE AVENUE IN KING COUNTY SUPERIOR COURT CAUSE NO. 36118 AS PROVIDED BY ORDINANCE NO. 7733 OF THE CITY OF SEATTLE;

TOGETHER WITH THAT PORTION OF ALLEY IN SAID BLOCK 19 ADJOINING SAID PREMISES VACATED BY ORDINANCE NO. 17294 OF THE CITY OF SEATTLE AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE EASTERLY LINE OF THE ALLEY IN SAID BLOCK 19 WHERE IT IS INTERSECTED BY THE LINE BETWEEN LOTS 3 AND 6 OF SAID BLOCK; THENCE NORTHWESTERLY ON THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 50 FEET THROUGH AN ARC OF 25 DEGREES 50 MINUTES 20 SECONDS A DISTANCE OF 22.60 FEET TO A POINT OF COMPOUND CURVE; THENCE NORTHWESTERLY ON THE ARC OF A CURVE TO THE LEFT HAVING A RADIUS OF 20.992 FEET THROUGH AN ARC OF 2 6 DEGREES 54 MINUETS 00 SECONDS A DISTANCE OF 9.85 FEET TO A POINT OF REVERSE CURVE; THENCE NORTHERLY ON THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 6.33 FEET THROUGH AN ARC OF 76 DEGREES 36 MINUTES 00 SECONDS A DISTANCE OF 7.93 FEET TO A POINT ON THE EAST LINE OF WESTLAKE AVENUE AS ESTABLISHED BY SAID ORDINANCE; THENCE NORTHERLY ALONG THE SAID EAST LINE OF WESTLAKE AVENUE 32.833 FEET TO THE EAST LINE OF SAID ALLEY; THENCE SOUTHERLY ALONG SAID EAST LINE OF SAID ALLEY 66.485 FEET MORE OR LESS TO THE POINT OF BEGINNING;

SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.

GOTTSTEIN PARCEL

A LEASEHOLD ESTATE ARISING OUT OF A LEASE BETWEEN KASSEL AND REBECCA GOTTSTEIN CO., A CORPORATION, SEATTLE-FIRST NATIONAL BANK, TRUSTEE U/W OF F.V. FISHER AND THE JACOB L. GOTTSTEIN TRUST, AS LESSOR AND IVAN L. BEST AND DOROTHY C. BEST, HUSBAND AND WIFE, AS LESSEE, DATED OCTOBER 10, 1950, RECORDED UNDER RECORDING NO. 4068658, SAID LEASE BEING AMENDED BY AMENDMENTS TO LEASE DATED AUGUST 7, 1957, RECORDED

Exhibit A-1

UNDER RECORDING NO. 5495492, APRIL 20, 1964, RECORDED UNDER RECORDING NO. 5727093, SEPTEMBER 3, 1971, DECEMBER 5, 1979 AND DECEMBER 11, 1984, THE LESSORS INTEREST BEING ASSIGNED BY SUCCESSIVE ASSIGNMENTS TO KASSEL AND REBECCA GOTTSTEIN CO., INC., A CORPORATION AND LAURIE A FRIEDMAN, AS HER SEPARATE ESTATE, THE LESSEES INTEREST BEING ASSIGNED BY SUCCESSIVE ASSIGNMENTS TO NORDSTROM’S INC., A WASHINGTON CORPORATION, AND FURTHER ASSIGNED TO (TO BE DETERMINED) BY ASSIGNMENT DATED TO BE DETERMINED AND RECORDED UNDER RECORDING NO. TO BE DETERMINED; ON THE FOLLOWING DESCRIBED PROPERTY;

LOTS 6 AND 7 IN BLOCK 19 IN AN ADDITION TO THE TOWN OF SEATTLE AS LAID OFF BY A.A. DENNY (COMMONLY KNOWN AS A.A. DENNY’S 3RD ADDITION TO THE CITY OF SEATTLE), AS PER PLAT RECORDED IN VOLUME 1 OF PLATS, PAGE 33, RECORDS OF KING COUNTY;

SITUATE IN THE CITY OF SEATTLE, COUNTY OF KING, STATE OF WASHINGTON.

Exhibit A-1

EXHIBIT A-2

Rent Schedule for the Fifth Floor of the 5th and Pine Building

January 1, 2002 to December 31, 2002:
Gow Building Penthouse	10,387
Gottstein Building	15,153
Gow storage	443

25,983

January 1, 2003 to December 31, 2003:
Gow Building Penthouse	10,387
Gottstein Building	15,153
Gow storage	443

25,983

January 1, 2004 to December 31, 2004:
Gow Building Penthouse	10,387
Gottstein Building	15,153
Gow storage	443

25,983

January 1, 2005 to December 31, 2005:
Gow Building Penthouse	10,387
Gottstein Building	15,153
Gow storage	443

25,983

January 1, 2006 to December 31, 2006:
Gow Building Penthouse	10,387
Gottstein Building	15,153
Gow storage	443

25,983

January 1, 2007 to December 31, 2007:
Gow Building Penthouse	10,387
Gottstein Building	15,153
Gow storage	443

25,983

January 1, 2008 to December 31, 2008:
Gow Building Penthouse	10,387
Gottstein Building	15,153
Gow storage	443

25,983

The Gow and Gottstein Buildings are outlined on the enclosed plans.

January 1, 2009 to December 31, 2009:
Gow Building Penthouse	10,387
Gottstein Building	15,153
Gow storage	443

25,983

The Gow and Gottstein Buildings are outlined on the enclosed plans.

Exhibit B

SEATTLE COFFEE COMPANY

FIFTH AND PINE BUILDING

TENANT IMPROVEMENTS

I. EXISTING IMPROVEMENTS PROVIDED BY LANDLORD. The following improvements exist at the Premises:

A. Completed Public and/or Core Areas including:

(1) Plumbing: Men’s restrooms, women’s restrooms, and drinking fountains installed in accordance with the plans and specifications for the Building.

(2) Electrical: Total electrical service for each floor shall include two (2) panels per floor with forty-two (42), single pull circuit breakers, at twenty (20) ampere each, located in an electrical closet. Tenant’s total number of breakers for Tenant shall determine the Premises’ prorated share of rentable area of the floor. The previous tenant may have made certain modifications to the electrical service and Tenant accepts the same in “AS IS, WHERE LOCATED” condition.

In addition to the existing improvements as described above, Landlord may, at Landlord’s option, but shall not be required to, design, construct and install an entrance to the Server Room (the “Entrance”) from the stairwell located in the center of the Building. Construction of the Entrance shall be at Landlord’s cost and expense and, upon Landlords request, Tenant will cooperate with Landlord in the design and construction of the Entrance. If and when the Entrance is constructed it shall become Tenant’s primary access to the Server Room. Tenant will have additional access to the Server Room through the fourth floor elevator lobby, but will observe rules and regulations promulgated by Landlord from time to time that, among other things, insure the security of the fourth floor tenant, but will not prevent Tenant’s access to and from the Premises.

B. The Premises shall be completed as follows:

(1) Walls: Core walls (equipment rooms, elevator shafts, restrooms, mechanical shafts, stairs) to be sheetrocked and fire taped. Perimeter walls will be accepted by Tenant in “AS IS, WHERE LOCATED” condition.

(2) Floor: The Building floor consists of an existing concrete slab. Floor loading capacities: fifty (50) pounds per square foot live load; twenty (20) pounds per square foot partition load. In addition, the Premises contain a raised SMED floor which Tenant accepts in “AS IS, WHERE LOCATED” condition.

(3) Mechanical: The Building Standard mechanical system is designed to accommodate cooling loads generated by lights and equipment up to 6.2 VA per square foot. If Tenant’s design or use of the Premises results in concentrated loads in excess of 6.2 VA per square foot (e.g., data processing areas, conference rooms, and machine rooms), then any additional engineering design and installation of mechanical and/or electrical equipment and/or controls required to accommodate such excess shall be provided by Tenant at Tenant’s cost pursuant to this Exhibit B.

(4) Fire Sprinklers: Existing fire protection grid accepted by Tenant in “AS IS, WHERE LOCATED” condition.

(5) Fire Alarm Systems: Existing system accepted by Tenant in “AS IS, WHERE LOCATED” condition.

(6) Columns: Accepted by Tenant in “AS IS, WHERE LOCATED” condition.

(7) Electrical: The Building is designed for a total of 12.2 VA per square foot. It is broken down for the following: 1.2 VA /sf lighting, 2.5 VA /sf for Non PC load, 2.5 VA /sf for PC load, and 6.0 VA /sf heat load. If Tenant’s design or use of the Premises results in concentrated loads in excess of 6.2 VA per square foot (e.g., data processing areas, conference rooms, and machine rooms), then any additional engineering design and installation of mechanical and/or electrical equipment and/or controls required to accommodate such excess shall be provided by Tenant at Tenant’s sole cost and expense pursuant to this Exhibit B.

(8) Telephone: US West is providing one hundred, sixty-five (165) pair.

(9) Ceiling: Accepted by Tenant in “AS IS, WHERE LOCATED” condition.

(10) Entry Access Card System: The Building has a card key access system. The suite uses a key fob that is compatible with the Building system. The card key access system currently in the Premises (accepted by Tenant in “AS IS, WHERE LOCATED” condition) shall remain at no additional cost to Tenant.

(11) Signage: Building Standard directory signage at building exterior and building lobby. In addition, Tenant shall follow the signage criteria set forth on Exhibit E attached to the Lease.

(12) Window Coverings: Accepted by Tenant in “AS IS, WHERE LOCATED” condition.

II. IMPROVEMENTS TO PREMISES. Design and construction of all improvements and alterations in the Premises beyond those listed in Section I of this Exhibit B (the “Tenant Improvements”) shall be provided by Tenant at Tenant’s sole cost and expense.

III. BUILDING STANDARD IMPROVEMENTS. Tenant shall use the following Building Standard items: exterior window blinds (required by Landlord); door and frames; hardware; lighting fixtures; and heating, ventilating, and air conditioning, VAV boxes, electric heat distribution and controls, ceiling tile and grid.

IV. DESIGN OF TENANT IMPROVEMENTS. Tenant shall retain the services of a qualified “Office Planner” licensed to practice architecture in the state of Washington, approved by Landlord, to prepare the necessary drawings for Schematic Plans and Final

Construction Documents. Tenant shall use Landlord’s mechanical, electrical, and structural engineers or engineers approved by Landlord pursuant to this Exhibit B for construction of the mechanical, electrical and structural portions of the Tenant Improvements. If Tenant does not use Landlord’s engineers as required in the previous sentence, then Tenant shall pay Landlord’s reasonable costs to have Landlord’s engineers review Tenant’s engineering drawings. All Tenant’s Plans shall be subject to approval of Landlord in accordance with this Exhibit B.

Tenant’s Office Planner shall ensure that the work shown on Tenant’s Plans is compatible with the Building Shell & Core Plans, Building Code, laws and that necessary Shell & Core Building modifications are included in Tenant’s Plans. Such modifications shall be subject to the Landlord’s approval.

A. At Tenant’s sole cost and expense, Tenant shall supply to Landlord for review and approval two (2) reproducible copies and three (3) black line prints of the following Tenant Plans.

The Schematic Plans shall be approved and signed by Tenant and comply with the following paragraph.

Tenant’s Office Planner shall deliver to Landlord for review fully dimensioned CAD architectural floor plans showing partition layout, identifying each room with a number and each door with a number, for construction estimating. The Schematic Plans must clearly identify and locate (i) equipment requiring plumbing or other special or supplementary mechanical or electrical systems, (ii) area(s) subject to above-normal floor loads, (iii) special openings in the floor, (iv) and other major or special features. The specific CAD system to be used shall be approved by Landlord for compatibility with the other Building drawings.

The Tenant’s Office Planner shall indicate on the drawings or in a Workletter, the scope of work, description of non-Standard Building finishes, quantity of telephone and power outlets, quantity of HVAC zones required, and quantity and type of light fixtures.

B. At Tenant’s expense, Tenant shall supply Landlord with two (2) reproducible copies and three (3) black line prints of the following Tenant Plans.

Tenant’s office planner shall deliver to Landlord for review and approval Tenant approved Construction Documents which will incorporate the Schematic Plans referenced in Section V (A) above, plus the following additional information:

(1) Electrical and Telephone Outlets: Locate all power and telephone requirements. Dimension each outlet from a corner and give height above concrete slab for all critically located outlets. Identify all dedicated circuits and identify all power outlets greater than 120 volts. For the equipment used in these outlets which require dedicated circuits and/or which require greater than one hundred, twenty (120) volts, identify the type of equipment, the manufacturer’s name and the manufacturer’s model number, and submit product literature for each piece of equipment. Also identify the manufacturer’s name of the Tenant’s phone system and the power requirements, size, and location of its processing equipment. Provide cut sheet on any special equipment requiring plumbing.

(2) Reflected Ceiling Plan: Lighting layout showing location and type of all Building Standard and non-Building Standard lighting fixtures.

(3) Furniture Layout: Layout showing furniture location so that Landlord’s electrical engineer can review the location of all light fixtures and plan for furniture power/cabling connection points. Also provide furniture cut sheets and produce information to describe electrical coordination needs.

(4) Engineering Construction Documents showing Tenant’s modifications to plumbing, structural, electrical, and mechanical needs.

(5) Any Non-Standard Building Finishes: Provide cut sheets and material samples for Landlord review and approval.

(6) Millwork Details: These drawings shall include, but not be limited to, construction details of all cabinets, paneling, trim, bookcases, and door and jamb details for non-Building Standard doors and jambs.

(7) Keying Schedules and Hardware Information: This information shall be in final form and include, but not be limited to, a Keying Schedule indicating which doors are locked and which key(s) open each lock, plus an “X” on the side of the door where the key will be inserted if a keyed door. Complete specifications for all non-Building Standard hardware will also be provided.

(8) Room Finish and Color Schedule: This information shall be in final form and include locations and specifications for all wall finishes, floor covering and base for each room. If any revised finishes are determined, then new specifications and samples shall be provided.

(9) Construction Notes and Specifications: Complete specifications for every item included except those specified by the Landlord.

Construction Documents are to be approved and signed by Tenant and delivered to Landlord by the Construction Documents Delivery Date. Landlord shall return one (1) signed set to Tenant for Tenant’s records.

Tenant shall be responsible for delays and additional costs in completion of the Tenant Improvements incurred as a result of changes made to any of Tenant’s Plans after the specified Plan Delivery Date, delays caused by Tenant’s failure to comply with the Plan Delivery Dates, delays caused by Tenant’s failure to provide adequate specifications or information for the completion of Tenant’s Plans, or by delays caused by Tenant’s specification of special materials.

V. IMPROVEMENTS CONSTRUCTED BY TENANT. The terms “Tenant’s Work” or “Work” shall mean any work performed by Tenant, whether Tenant’s initial Work or Work subsequent thereto. If any Work is to be performed in connection with Tenant Improvements on the Premises by Tenant or Tenant’s contractor:

(a) Such Work shall proceed upon Landlord’s written approval of (i) Tenant’s contractor, (ii) insurance and additional insureds satisfactory to Landlord carried by Tenant’s contractor, (iii) Construction Documents for such Work, and (iv) amount of general conditions to be paid by Tenant to Landlord for the services, if any, to be provided by Landlord’s contractor for Tenant’s contractor; and

(b) All Work performed by Tenant or Tenant’s contractor shall be scheduled with Landlord and Landlord’s Shell & Core contractor as needed for jobsite coordination of activities. Tenant shall supply Landlord with a written schedule describing the timing of its work activities; and

(c) Tenant or Tenant’s contractor shall arrange for necessary utility, hoisting, and elevator service with Landlord’s contractor and shall pay such reasonable charges for such services as may be charged by Landlord’s contractor; and

(d) Tenant shall promptly reimburse Landlord for costs incurred by Tenant due to faulty Work done by Tenant or its contractors, or by reason of any delays caused by such Work, or by reason of inadequate clean-up; provided that Tenant shall first have an opportunity to cure such faulty Work; and

(e) Prior to commencement of any Work on the Premises by Tenant or Tenant’s contractor, Tenant or Tenant’s contractor shall enter into an indemnity agreement and a lien priority agreement satisfactory to Landlord and Landlord’s lender(s) indemnifying and holding harmless Landlord and Landlord’s contractors for any liability, losses or damages directly or indirectly from lien claims affecting the land, the Building or the Premises arising out of Tenant’s or Tenant’s contractor’s Work or that of subcontractors or suppliers, and subordinating any such liens to the liens of construction and permanent financing for the Building; and

(f) Landlord shall have the right to post a notice or notices in conspicuous places in or about the Premises announcing its non-responsibility for the Work being performed therein; and

(g) Tenant to maintain good labor relations and all Work by Tenant shall be done with union labor recognized by the AFL-CIO in accordance with all union labor agreements applicable to the trades being employed.

A. Tenant’s Entry to Premises: Tenant’s entry to the Premises for purpose of Tenant planning for Construction by Tenant’s agents, or other purpose, prior to the Commencement Date as specified in Section 3(a) of the Lease shall be scheduled in advance with Landlord and shall be subject to all the terms and conditions of the Lease, except the payment of Rent. Tenant’s entry shall mean entry by Tenant, its officers, contractors, Office Planner, licensees, agents, servants, employees, guests, invitees, or visitors.

B. Commencement of Construction: Tenant may not commence any Work until this Lease has been fully executed, Landlord has approved Tenant’s Construction Documents, all required insurance certificates have been furnished to Landlord, all building permits have been obtained, and Tenant has complied with all other requirements herein and elsewhere in this Lease.

(1) A representative of Tenant and Tenant’s contractor(s) shall meet with Landlord at the Landlord’s office prior to start of construction to discuss construction- related items. Tenant’s representative shall contact the Landlord’s Tenant Coordinator in advance to schedule said meeting at a mutually satisfactory time.

(2) Without limitation to any provision of this Lease, prior to commencement of any Work at the Premises Tenant shall furnish Landlord the following:

(a) The names, addresses, representatives and telephone numbers of the General Contractor and all subcontractors (“Tenant’s Contractors”); and

(b) Certificates of Insurance evidencing the insurance required of Tenant and Tenant’s General Contractor(s) as provided in this Lease, including this Exhibit B; and

(c) A detailed construction schedule; and

(d) “Construction Deposit”: Tenant shall pay Landlord the sum of Ten Thousand Dollars ($10,000.00) in cash upon execution of this Lease as security to Landlord for Landlord’s construction costs incurred in preparing the Premises for Tenant’s occupancy. If Tenant defaults under this Lease, Landlord may apply these funds to offset Landlord’s construction costs.

The Construction Deposit shall be returned to Tenant upon completion of all Tenant’s Work in accordance with the approved Construction Documents, provided Tenant owes no amounts to Landlord in connection with the construction. If during construction, amounts are withdrawn from the construction deposit for reasons described above, the Tenant shall promptly replenish the deposit.

C. Construction Requirements:

(1) A copy of the executed contract between Tenant and Tenant’s General Contractor covering all of Tenant’s obligations under (his Exhibit B; such contract shall be in form satisfactory to Landlord.

(2) Tenant’s General Contractor’s acknowledgment of receipt of the Landlord’s Tenant Contractor Manual.

(3) Proof that Tenant’s General Contractor is licensed to work in the State of Washington.

(4) A specific job-site safety program, as required by the State of Washington.

(5) All Tenant’s Contractors shall be union, bondable, licensed contractors, having good labor relations, capable of working in harmony with Landlord’s General Contractor and other contractors in the Building.

(6) Tenant shall coordinate Tenant’s Work with other construction work at the Building, if any. Landlord specifically reserves the right to approve Tenant’s Contractor(s). If Landlord does not give Tenant such approval with respect to any Contractor(s), Tenant shall contract with another General Contractor and/or subcontractor(s), as the case may be, for the completion of Tenant’s Work. Tenant shall use Landlord’s fire and life safety contractor to make modifications to the sprinkler and all other fire and life safety systems installed in the Premises.

(7) In addition to the items in paragraph C of this Exhibit B, Landlord requires the following:

(a) Intentionally Omitted.

(b) Tenant’s Work shall be subject to the inspection of Landlord’s representative when the Work is being performed; and

(c) Tenant’s General Contractor shall maintain at the Premises during construction a complete set of approved Construction Documents bearing Landlord’s approval stamp, a complete set of the City of Seattle’s approved permit drawings, original copies of necessary building permits, Landlord’s construction criteria, a copy of Landlord’s Design Criteria, and an updated project schedule.

(8) If any Work being performed by Tenant requires access through the premises of any other Tenant (vacant or occupied) or otherwise will affect any other premises or Common Area and Landlord has approved Tenant’s drawings illustrating such Work, Tenant shall be responsible for coordinating such Work with such other Tenant and Landlord, restoring the Tenant’s premises to its original condition (or condition mutually agreed to between Landlord and Tenant if adjacent Tenant premises is not yet occupied or adjacent premises is a building Common Area) following the Work, and compensating said other Tenant or Landlord for any costs incurred by them on account of such Work, including loss of rent or income.

(9) If Tenant makes modifications to the Construction Documents subsequent to Landlord approval of the Construction Documents, then Tenant shall promptly notify Landlord and shall not commence with or continue any work on the modifications until the same have received Landlord’s written approval.

D. Temporary Facilities: The cost of any work performed by Landlord on behalf of Tenant under this Exhibit, including any temporary facilities provided, shall become due and payable in full within ten (10) days after Tenant has been invoiced for same by Landlord.

(1) If not already available in the Premises, Tenant shall provide temporary heat, air-conditioning, humidity control and ventilation for the Premises during construction if Tenant desires the same.

(2) Tenant shall make the necessary temporary electrical connections at a source designated by Landlord prior to beginning its Work at the Premises so that it shall have electricity during its construction period. Tenant shall pay for said electricity as billed by the electrical company or by Landlord (as Landlord reasonably determines), as is applicable.

(3) If Tenant requires water service during construction and Landlord is able to provide it, Landlord shall do so at a designated location and bill Tenant as Landlord reasonably determines.

(4) Tenant shall place all trash in trash containers at a pick-up area or areas designated by Landlord. Tenant shall be responsible for breaking down boxes as may be required. At Landlord’s option, Tenant shall contract with Landlord’s contractor to furnish its own trash containers at Tenant’s cost or share a portion of the Landlord’s dumpster facilities at Tenant’s cost or shall provide Tenant’s own dumpsters.

(5) Tenant shall be solely responsible for removal from Premises and legal disposal of any containers or material as part of Tenant’s Work considered as hazardous waste by the local sanitation authority, and Tenant shall take all precautions to assure that such containers are not placed in Landlord’s disposal containers.

(6) Landlord may utilize a recycle bin refuse program and, if made available to Tenant, Tenant shall take necessary precautions to sort refuse and to prevent cross contamination of recycle containers.

(7) Tenant shall not permit trash to accumulate within the Premises or in areas adjacent to the Premises, within Landlord’s building, or adjacent to Landlord’s building. Should Landlord remove Tenant’s trash from these areas after providing twenty-four (24) hours advance notice to Tenant’s contractor, this work shall be performed at Tenant’s expense.

(8) Tenant shall provide temporary sanitary facilities for Tenant’s use at Tenant’s expense.

(9) Tenant shall take all necessary precautions to contain construction “wash-up” liquids (such as grout wash, paint wash, etc.) and prevent entry of such liquids into Landlord’s sanitary or storm waste system. Tenant’s contractor shall prepare a construction “wash-up” program for approval by Landlord. All construction wash-up shall be conducted at a location designated by Landlord.

(10) In the event any of Tenant’s direct hired utilize Landlord provided conveyance systems, Tenant shall schedule usage of the operated material hoist or elevators for conveyance of Tenant’s materials and pay for the cost thereof as determined by Landlord or Landlord’s contractor. Hours of usage shall be solely at the discretion of Landlord and all scheduling shall be conducted directly with Landlord. Tenant shall coordinate all hoisting through Landlord’s designated representative for such purpose.

(11) Tenant shall make prior written request to Landlord’s designated representative for any overtime scheduling for freight hoisting. Provided Landlord determines, at its sole discretion, that same is available, Tenant shall pay for all overtime incurred during such special hoisting period(s) in addition to the charge determined as set forth above.

(12) Tenant shall not perform any Work at the Premises without temporary construction barricades to isolate the Premises from adjacent Premises without protecting common areas. The barricade shall be constructed in such a manner so as not to interfere with Landlord’s construction and shall be installed in accordance with Landlord’s requirements. No signs shall be allowed on any barricades or areas exposed to view outside the building Premises except those, if any, provided by Landlord. Landlord shall have the right to remove any nonpermitted signs without liability or prior notice.

(13) Upon completion of Tenant’s initial Work, Tenant shall notify the Landlord’s Tenant Coordinator. Upon said notification, Landlord’s designated representative shall inspect the Premises and, if the Premises are constructed in accordance with the approved Drawings, said representative shall issue a Letter of Acceptance for the Premises. If Landlord believes the Premises have not been constructed in accordance with the approved Drawing, Landlord shall so notify Tenant or Tenant’s Contractor. Tenant shall not occupy the space prior to Landlord’s issuance of a Letter of Acceptance. Tenant shall furnish Landlord a copy of a Certificate of Occupancy for the Premises before Tenant opens for business.

(14) All Work performed by Tenant during its construction period, or otherwise during the Term, shall be performed so as to cause the least possible interference with other tenants, Landlord’s Shell & Core contractor, and the operation of the building or adjacent buildings, and Landlord shall have the right to impose reasonable requirements with respect to timing and performance of the Work in order to minimize such interference. When adjacent Tenant’s Premises have opened for business, work causing noise, odor or vibration outside the Premises shall be performed only during hours the adjacent tenants at the Building are not open. Tenant shall take all precautionary steps to protect its facilities and the facilities of others affected by the Work (including Landlord’s finishes in Common Areas) and shall police same properly. Construction equipment and materials are to be located in confined areas, and truck traffic is to be routed to and from the site as directed by Landlord so as not to burden the construction or operation of the building or surrounding areas. All Work shall be confined to the Premises. Tenant’s direct hire Contractors (if any) shall coordinate with Landlord’s on-site representative for the delivery and removal of its equipment and materials. Landlord shall have the right to order Tenant, Tenant’s General Contractor, or any of Tenant’s subcontractor(s) who willfully violate the above requirements to cease work and to remove its/their equipment and employees from the building immediately.

(15) Tenant and/or Tenant’s contractor shall take precautions to protect adjacent tenants and tenants on common air distribution systems from airborne dust, dirt and contaminants, VOC’s (volatile organic compounds such as paint thinner or varnish vapors) including, if necessary, isolating or otherwise protecting Landlord’s central air distribution and return air systems (including return air plenum) from entry of these potential contaminants.

(16) It is understood and agreed that Tenant’s contractor(s) shall perform said Work in a manner and at times that do not impede or delay Landlord’s Construction Manager/General Contractor in the completion of the Premises as provided in the Lease, and that Tenant and its contractor(s) shall not in the performance of Tenant’s Work do anything that tends to jeopardize the labor relations of others in the Building. Any delays in the completion of the Premises or the commencement of the Lease term and any damage to any work caused by Tenant’s contractor shall be at the cost and expense of Tenant.

E. Contractor Insurance: Tenant shall cause its General Contractor and all subcontractors to maintain during the construction period the following insurance:

(a) Commercial general liability insurance, with limits of not less than six million dollars ($6,000,000.00) per occurrence (the portion of such coverage over two million dollars ($2,000,000.00) may be provided under an umbrella or excess liability policy), for personal injury, bodily injury or death or property damage or destruction, arising out of or relating to the contractor’s work at or in connection with the Premises and completed operations for one (1) year following job completion and shall provide for a waiver of subrogation by the insurance company; and

(b) Workers’ compensation insurance with respect to each contractor’s workers at the site or involved in the Tenant’s Work, in the amount required by statute; and

(c) Employer’s liability insurance in the amount of at least one million dollars ($1,000,000.00) per accident and at least one million dollars ($1,000,000.00) for disease for each employee; and

(d) Comprehensive automobile liability insurance covering all owned, hired or non-owned vehicles, including the loading and unloading thereof, with limits of not less than two million dollars ($2,000,000.00) per occurrence (the portion of such coverage over one million dollars [$1,000,000.00] may be provided under an umbrella or excess liability policy); and

(e) Builder’s risk property insurance upon the entire Tenant’s Work to the full replacement cost value thereof.

(1) Landlord, Landlord’s managing agent, and such other parties as designated by Landlord, shall be additional insureds, naming Owner/Landlord, Tenant, Landlord’s General Contractor, and all subcontractors.

(2) All insurance required hereunder shall be provided by responsible insurers rated at least A and X in the then current edition of Best’s Key Rating Insurance Guide and shall be licensed in the State of Washington. Tenant shall provide, or cause its contractors to provide, such certificates prior to any Tenant’s Work being performed at the Premises. Such certificates shall state that the coverage may not be changed or canceled without at least thirty (30) day’s prior written notice to Landlord.

(F) Intentionally Omitted.

Exhibit C

GUARANTY

THIS GUARANTY is given by AFC ENTERPRISES, INC. a Minnesota corporation, whose address is 1321 Second Avenue, Seattle, Washington 98101 (“Guarantor”) and is of a certain Lease dated as of June     , 2001 (the “Lease”) between PINE STREET DEVELOPMENT L.L.C., a Washington limited liability company (“Landlord”), and Seattle Coffee Company, a Georgia corporation, a wholly owned subsidiary of AFC.

WITNESSETH:

WHEREAS, at the instance and request of the Guarantor, Tenant is entering into a Lease with Landlord for approximately 25,983 contiguous rentable square feet of space on Floor 5 and the entire Server Room located on Floor 4 of the Building commonly known as the Fifth and Pine Building located on the real property described on Exhibit A-l hereto, with an address of 413 Pine Street, Seattle, Washington, as outlined on the floor plan attached to the Lease as Exhibit A.

WHEREAS, part of the consideration for the letting of said Premises by Landlord to Tenant is Guarantor’s covenant to guarantee the payment of Rent and other charges provided for in said Lease and the performance of all the other provisions of the Lease through the full Term of the Lease;

WHEREAS, part of the consideration for the leasing of the Premises by Landlord to Tenant is Guarantor’s covenant to guarantee the timely completion of construction of Tenant’s Initial Work, as described in the Lease, and the payment of all charges for same; and

WHEREAS, Guarantor will directly or indirectly benefit from the relative success of Tenant and will therefore personally stand to benefit from the opportunity provided to Tenant by such Lease.

NOW, THEREFORE, in consideration of the foregoing and of the letting of the Premises to Tenant, and of the sum of TEN AND NO/100 DOLLARS ($10.00) to Guarantor in hand paid by Landlord, the receipt and sufficiency of which being hereby acknowledged, Guarantor hereby guarantees to Landlord, their successors or assigns the prompt payment by Tenant of the Rents reserved in the Lease and the charges thereunder and the performance by Tenant of all provisions and covenants contained in said Lease through the full Term of the Lease and the timely completion of construction of Tenant’s Initial Work, as described in the Lease, and the prompt payment by Tenant of all charges, costs and expenses with respect thereto so as to keep the Premises and the Building free from any lien, charge or encumbrance being placed thereon or attached thereto. Guarantor further guarantees to Landlord the performance by Tenant of all provisions and covenants contained in said Lease with respect to the foregoing, including, but not necessarily limited to Article 6 of the Lease. If any Default shall be made by Tenant, then Guarantor shall pay and hereby agrees to pay to Landlord, their successors or assigns such sum or sums of money as will be sufficient to make up any such deficiency, and shall satisfy the provisions and covenants to be performed by Tenant under the Lease.

Guarantor does further covenant and agree to pay all of the expenses of Landlord, their successors or assigns, including attorneys’ fees, incurred in enforcing this Guaranty.

Landlord shall not be required to institute action or otherwise seek recovery from Tenant as a condition precedent to the performance by Guarantor of its obligations under this Guaranty.

Guarantor does further covenant and agree that the Landlord may, from time to time, during the Term of this Lease, modify, change or alter any of the terms of the Lease by agreement with Tenant, any subsidiary, affiliate or other corporation to which Tenant may assign Tenant’s interest in the Lease, in accordance with the terms thereof, without notice to Guarantor and that Guarantor shall not be relieved of its liabilities hereunder as a result of such action, it being expressly agreed and understood that Guarantor will recognize and be bound by any such modification, change or alteration as though it had been part of the Lease as originally drawn.

In the event that this Guaranty shall be executed by more than one party, the liability hereunder shall be joint and several.

This Guaranty is submitted to Landlord at its principal place of business in the City of Seattle, State of Washington, and shall be deemed to have been made thereat. This Guaranty shall be governed and controlled as to interpretation, enforcement validity, construction, effect and in all other respects by the Laws, statutes and decisions of the state of Washington, without regard to the conflict of laws principles thereof. Guarantor, in order to induce Landlord to accept this Guaranty, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Guaranty shall be litigated, at Landlord’s sole discretion and election, only in courts having a situs within the county of King, state of Washington. The undersigned hereby consents and submits to the jurisdiction of any local, state or federal court located within said county and state. The undersigned hereby waives any right it may have to transfer or change the venue of any litigation brought against it by Landlord on this Guaranty in accordance with this section. Guarantor hereby knowingly, voluntarily and intentionally waives the right it may have to a trial by jury in any litigation based on or arising out of, under or in connection with this Guaranty and any agreement contemplated to be executed in conjunction herewith. This provision is a material inducement to Landlord to enter into the Lease. Tenant’s obligations under this Guaranty shall be performable in Seattle, Washington (unless Landlord designates another place for such performance).

Notwithstanding anything to the contrary which may be contained herein and notwithstanding any payment or performance by Guarantor pursuant to this Guaranty during the Term of the Lease and until such time as Tenant no longer has any liability thereunder to Landlord (the “Waiver Period”), Guarantor hereby unconditionally and irrevocably agrees that it (a) will not at any time assert against Tenant any right or claim, at Law or in equity, to indemnification, reimbursement, contribution, restitution or payment for or with respect to any and all amounts Guarantor may pay or be obligated to pay to Landlord, and any and all other obligations which Guarantor may perform, satisfy or discharge, under or with respect to this Guaranty, (b) waives and releases all such rights and claims, at Law or in equity, to indemnification, reimbursement, contribution, restitution or payment which Guarantor may have now or at any time against Tenant, and (c) will not assign or otherwise transfer any such right or claim to any other person. During the Waiver Period, Guarantor further unconditionally and irrevocably agrees that it shall not be entitled to be subrogated to any rights of Landlord against Tenant or any other Guarantor of any amounts being guaranteed and shall have no right of subrogation whatsoever, and waives any right to enforce any remedy which Landlord now has or hereafter may have against Tenant and waives any defense based upon an election of remedies by Landlord, which destroys or otherwise impairs any subrogation rights of Guarantor and/or the right of Guarantor to proceed against Tenant for reimbursement. This waiver shall cease and be of no further force and effect on the date which is three hundred sixty-six (366) days after the date of the last payment made by Tenant to Landlord under the Lease.

Guarantor hereby agrees that upon the filing of a petition under any section or chapter of Title 11 of the United States Code or under any similar federal or state bankruptcy law or statute by or against Guarantor (said included bankruptcy filing as aforesaid is hereinafter referred to as the “Bankruptcy Filing”), any automatic stay or other injunction against Landlord resulting from the Bankruptcy Filing shall be immediately and automatically modified and terminated with respect to Landlord, without further notice, hearing or order of court, so that Landlord may proceed to exercise its rights and remedies against any property pledged to Landlord to secure the Lease in accordance with applicable Law as if no such filing had taken place. Guarantor further agrees that it will not contest (a) any motion or application of Landlord made in any court of competent jurisdiction seeking enforcement of this Paragraph or otherwise seeking

Exhibit C-2

modification or termination of such automatic stay or other injunction in a manner consistent herewith or (b) any motion or application of Landlord made in any court of competent jurisdiction seeking the appointment of a receiver after the Bankruptcy Filing. Guarantor acknowledges and agrees that Landlord is specifically relying upon the covenants and agreements of Guarantor contained in this Paragraph and that such covenants and agreements constitute a material inducement to Landlord’s entering into the Lease.

IN WITNESS WHEREOF, Guarantor has this              day of June, 2001, caused these presents to be signed in his behalf.

WITNESS:	GUARANTOR:

AFC ENTERPRISES, INC., a Minnesota corporation

By:	By:

Name Printed:	Name Printed:

Title:	Title:

STATE OF _________________________	)
) SS
COUNTY OF _______________________	)

I,                                                                                       , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                                     , personally known to me to be the                              President of AFC ENTERPRISES, INC. a Minnesota corporation, and                                                                      , personally known to me to be the                                  Secretary of said corporation and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they signed and delivered the said instrument as                                  President and                              Secretary of said corporation, and caused the Corporate Seal of said corporation to be affixed thereto, pursuant to authority given by the Board of Directors of said corporation, as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this              day of June, 2001.

_______________________________

            Notary Public

My Commission Expires:

________________________

Exhibit C-3

EXHIBIT D

FORM OF LANDLORD’S

SUBORDINATION OF LIEN

SECURED PARTY:

PROPERTY:	Seattle, Washington
TENANT:		, d/b/a “	”

LANDLORD:

LEASE DATE:

PREMISES:	Space

DATE:

RECITALS

A. Landlord currently leases to Tenant the above-referenced Premises at the above-referenced Property.

B. Tenant desires to borrow from Secured Party certain funds, and/or desires to lease or purchase on an installment basis from Secured Party certain fixtures or equipment in order to fixture, improve, equip and/or operate the Premises.

C. In order to secure the aforementioned borrowed funds, equipment lease or installment sale, Tenant desires to grant a security interest in certain fixtures, inventory or equipment located, or to be located, in the Premises to Secured Party, and has requested that Landlord subordinate any lien rights Landlord may have to such security interest.

D. In consideration of the foregoing, Landlord is willing to so subordinate any lien rights it may have to such fixtures, inventory and equipment on the terms and conditions hereinafter set forth.

AGREEMENT

1. Landlord hereby subordinates any lien rights it may have to any security interest Secured Party may have with respect to those items of equipment and fixtures described and listed on Exhibit A attached hereto and incorporated herein (the “Secured Property”) subject to the conditions and limitations hereinafter further set forth.

2. Notwithstanding anything to the contrary herein contained or contained in Exhibit A hereto, under no circumstances shall the foregoing subordination apply to any equipment, fixtures or leasehold improvements which belong to, inure to the benefit of, or will belong to Landlord after the expiration or earlier termination of the Lease, including without limitation plumbing and electrical fixtures or equipment, heating, ventilation and air-conditioning equipment, wall and floor coverings, walls or ceilings and other fixtures or machinery attached to the Premises and not constituting trade fixtures, all of which shall be deemed to constitute a part of the freehold or leasehold interest of Landlord.

3. The foregoing subordination shall not apply with respect to any future advances by Secured Party to Tenant more than one hundred eighty (180) days after the date of this Agreement.

4. In the event the Premises are abandoned, or Landlord recovers possession thereof by any means, the Secured Party shall remove the Secured Property from the Premises within fifteen (15) days after written notice by Landlord. After said period, all property remaining on the Premises shall be deemed abandoned and Landlord shall be entitled to use, sell or otherwise dispose of the same as Landlord determines in Landlord’s sole discretion.

5. In connection with any foreclosing of its security interest in the Secured Property, Secured Party shall provide Landlord with reasonable advance written notice of all hearings and sale proceedings in connection therewith and otherwise as required by Law.

6. In the event that Secured Party removes any or all of the Secured Property from the Premises, Secured Party shall indemnify the Landlord against and hold harmless from all loss or damage resulting from entry into the Premises and removal of the Secured Property, and shall repair any damage resulting from the removal of any such property. If Secured Party shall fail to repair any such damage within five (5) days after such removal, Landlord may then do so and Secured Party shall reimburse all of Landlord’s costs in connection therewith.

7. Under no circumstances shall any of the Secured Property be sold, offered for sale, or auctioned from or on the Premises.

8. This Agreement shall be of no force or effect unless and until fully executed copies have been delivered by all parties. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. This Agreement represents the whole agreement between the parties relating to the matters set forth herein, and may be amended only in writing signed by all parties.

9. Notices hereunder shall be effective when mailed to the parties at the addresses set forth below the signature lines in this Agreement (or such other addresses specified in accordance with this paragraph), by certified mail, return receipt requested, with sufficient postage prepaid, via overnight delivery or courier service.

10. Secured Party shall advise Landlord in writing promptly after the obligations secured by the Secured Property have been satisfied, discharged or released. In the absence of notice to the contrary within three (3) years after the date of this Agreement, Landlord shall be entitled to presume conclusively, as between Landlord and Secured Party, that such obligations have been so satisfied, discharged or released.

D-2

LANDLORD:

By:

Its:

Address:

SECURED PARTY:

By:

Its:

Address:

D-2

EXHIBIT E

SIGN CRITERIA EXHIBIT

A.	General

1.	The furnishing and installation of a sign and the costs so incurred shall be the responsibility of Tenant. Sign construction is to be completed in compliance with the criteria contained in this Exhibit E. As used in this Lease, the term “Sign” shall refer to all graphics.

2.	Landlord encourages Tenant to raise with Landlord any questions Tenant may have regarding the intent of this Exhibit E prior to commencing preliminary design of the Sign.

3.	Tenant’s Sign drawings and specifications must be submitted with the working drawings for Tenant’s Premises. All Signs are subject to approval by Landlord. Landlord will review proposed Sign drawings and specifications for sophistication in design and detail; use and quality of materials; excellence in fabrication techniques; and compatibility of the proposed design with existing storefronts in the Center.

4.	The Tenant shall acquire any municipal required sign permits.

B.	General Sign Criteria

1.	The Signs shall be limited to the Tenant name only, and the name shall not include any items sold by Tenant. Notwithstanding anything to the contrary contained herein, Tenant may place a back-lighted sign in a location mutually approved by Landlord and Tenant. Such sign will contain the logos for Tenant and its two subsidiaries, Torrefazione Italia and Seattle’s Best Coffee, as mutually approved by Landlord and Tenant, and in conformance with all requirements of the City of Seattle and all applicable laws, rules, and regulations. The sign will be located facing north towards 4th Avenue, shall be designed, installed and maintained at Tenant’s sole cost and expense.

2.	The use of corporate shields, crests, logos or insignia will be permitted, subject to Landlord’s approval, and provided that they meet all other design criteria set forth in this Exhibit E.

C.	Prohibited Types of Signs or Sign Components

1.	Moving or rotating signs.

2.	Signs employing moving or flashing lights.

3.	Signs employing exposed raceways, conduit, ballast boxes or transformers.

4.	Exposed (as opposed to channeled) neon tubing.

5.	Signs exhibiting the names, stamps or decals of the Sign manufacturer or installer, except as required by applicable codes.

6.	Signs employing luminous vacuum-formed type plastic letter.

7.	Showcard signs, cloth, paper, cardboard and similar stickers, die-cut vinyl letters or decals around or on exterior surfaces (including interior and exterior surfaces of doors and/or windows) of the Premises.

8.	Temporary signs without Landlord’s prior written approval.

9.	Signs employing noise making devices and components.

10.	Free-standing signs outside the Tenant’s Premises.

11.	Cabinet or boxed type signs.

12.	Odor producing signs.

13.	Rooftop signs.

D.	Procedure for Sign Drawings

1.	Plans and specifications for Signs must be submitted with the working drawings for Tenant’s Premises. Tenant shall submit drawings and specifications, in quadruplicate, including samples of materials and colors, for all its proposed Sign work. The drawings shall clearly show the location of Sign on storefront elevation drawing, graphics, color, construction and attachment details.

2.	As soon as reasonably possible after receipt of the Sign drawings, the Landlord shall return to Tenant one (1) set of the Sign drawings with its suggested modifications and/or approval. Upon receipt of approved Sign drawings bearing the Landlord’s comments, and if Tenant wishes to take exception to those comments, Tenant may do so in writing, by certified or registered mail, return receipt requested, addressed to the Landlord within ten (10) days from the date of receipt of the Sign drawings. Any exception shall be reviewed by the Landlord, which shall notify Tenant of its decision by certified or registered mail, return receipt requested. This decision on review shall be final and binding on all parties. Unless Tenant takes exception to the Landlord’s comments as provided above, all comments made by the Landlord on the Sign drawings shall be deemed to be acceptable to and approved by Tenant.

[PHOTO OF EXTERIOR]

EXHIBIT F

FIFTH AND PINE BUILDING

Seattle, Washington

BUILDING STANDARD CLEANING SPECIFICATIONS

Service Description

A. Office Areas

Nightly

1.	Sweep all resilient flooring using specially treated cloths to insure dust free floor. Damp mop composition flooring. Vacuum and spot clean carpeted areas and rugs. Rake shag carpeting, moving light furniture other than desks, file cabinets, etc. Damp mop and touch up flooring in traffic areas and pivot points.

2.	Empty and damp clean wastepaper baskets, ashtrays, receptacles, etc., and insert protective plastic liners if provided or required.

3.	Clean cigarette urns and replace sand.

4.	Remove wastepaper and waste materials using special janitorial carriages to designated containers.

5.	Dust and wipe clean all furniture, fixtures, desks, filing cases, bookshelves, equipment, displays, and window sills with specially treated cloths; damp wipe telephones. Do not move tenant’s materials.

6.	Dust baseboards, chair rails, trim, louvers, pictures, charts, etc., within reach.

7.	Wash and sanitize drinking fountain and coolers.

8.	Wash sinks, toilets, and related plumbing fixtures.

9.	Clean mirrors and metalwork.

10.	Spot clean walls, switches, doors, ceilings, lights, etc.

11.	Dust and clean all window heating and cooling units.

12.	Check all doors and door frames for general cleanliness and remove scuffs and finger marks.

As Necessary

1.	Clean interior glass partitions and doors.

2.	Machine-scrub flooring.

3.	Wash wastebaskets and ashtrays.

4.	Buff traffic areas and pivot points.

5.	Clean blinds, including tapes and cords.

Weekly

1.	Dust wood paneling.

2.	Sanitize telephones.

3.	Remove dust and cobwebs from ceilings.

Quarterly

1.	Damp wipe all ceiling grills and air intakes.

2.	Wash and apply one coat of approved floor finish to composition flooring.

3.	Vacuum upholstered furniture and drapes.

4.	High dust walls, partitions, pictures, wall hangings, lighting fixtures, window frames, blinds and visible overhead pipes.

Annually

1.	Clean blinds thoroughly.

2.	Clean light fixtures thoroughly.

3.	Clean walls and ceilings thoroughly.

4.	Wash exterior windows with approved methods and materials.

B. Entrance Lobbies:

Nightly

1.	Clean entryway glass and metalwork.

2.	Sweep and wash all flooring, vacuum and spot clean carpeting.

3.	Clean cigarette urns or cigarette disposal units and trash containers.

4.	Clean walls.

5.	Clean doorknobs, kick plates, directional signs and door saddles.

6.	Clean telephones, telephone booth areas and mailbox areas.

7.	Clean directory.

8.	Vacuum foul weather carpet strips. Spot clean when necessary.

As Necessary

1.	Steam clean foul weather carpet, carpet strips and other carpeting.

2.	Machine scrub flooring; rinse with clear water.

3.	Clean lights, globes and fixtures.

4.	Dust down all metal.

5.	Rub down all metal.

6.	Add sand to cigarette disposal units.

C. Lavatories

Nightly

1.	Sweep and wash flooring with approved germicidal detergent solution.

2.	Wash and polish mirrors, powder shelves, dispensers, hand dryers, bright work, etc., including flushometers, piping, and toilet seat hinges.

3.	Wash both sides of toilet seats, wash basins, bowls and urinals with approved germicidal detergent solution.

4.	Hand dust and spot wash all partitions, including top ledges and tile walls, dispensers, ceilings, light fixtures, switches and receptacles.

5.	Empty, clean and sanitize wastepaper and sanitary disposal receptacles.

6.	Clean and fill soap dispensers, sanitary napkins, toilet tissue, and paper towel dispensers.

7.	Remove wastepaper and refuse to designated trash area using special janitorial carriages.

8.	Insert plastic liners in waste receptacles.

Weekly

1.	Machine scrub floors, hand brush corners, and hand brush toilet edges with approved germicidal detergent solution.

Monthly

1.	Wash partitions, tile walls, enamel surfaces with approved germicidal detergent solution.

2.	Dust light fixtures exteriors and all other surfaces not reached in nightly cleaning.

3.	Clean all ceiling vents and grills.

D. Public Corridors, Stairwells, Service Areas and Concourse

Nightly

1.	Vacuum and spot clean carpeting.

2.	Damp mop and spray buff terrazzo and tile floors.

3.	Sweep and damp mop concrete floors.

4.	Seep and damp mop stairwells and landings, washing walls when necessary.

5.	Clean baseboards of marks and wax buildup.

6.	Empty and clean ashtrays and sand urns; replace sand.

7.	Clean directories.

8.	Clean corridor glass and metalwork. Clean entryway glass and metalwork in Concourse.

9.	Spot clean walls, ceiling, lights, etc.

10.	Remove trash and debris.

11.	Clean and sanitize telephones and booth areas.

12.	Keep slop sink and closets clean and orderly.

13.	Keep electrical and telephone closets clean and free of storage.

14.	Clean and sanitize drinking fountains.

15.	Dust window ledges and blinds.

Weekly

1.	Clean all door vents.

Quarterly

1.	Seal terrazzo floors.

2.	Damp wipe all ceiling grills and air intakes.

3.	Wash light fixtures.

4.	Wash walls and ceiling in stairwells.

Semi-Annually

1.	Strip and wax stairs.

2.	Polish all metal, kick plates, etc., on all office, lavatory and closet doors.

Annually

1.	Seal stairwell stairs.

E. Elevators

Nightly

1.	Clean floors.

2.	Clean walls, rails, and buttons.

3.	Clean and remove debris from ceiling.

4.	Wash doors on both sides.

Monthly

1.	Deep clean floors.

2.	Wash ceiling.

F. Storerooms, Trash rooms and Docks

1.	Keep floors clean; wash and mop as necessary.

2.	Place trash in designated containers.

3.	Keep trash containers clean.

4.	Keep doors and fixtures clean.

5.	Keep janitorial supplies and equipment in designated areas.

EXHIBIT G

FORM OF SNDA FROM

RIGGS NATIONAL BANK

FILE FOR RECORD AT THE REQUEST OF

AND WHEN RECORDED RETURN TO:

MCNAUL EBEL NAWROT HELGREN & VANCE P.L.L.C.

600 University Street, 27th Floor

Seattle, WA 98101-3143

Attention: Louis F. Nawrot, Jr.

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

GRANTOR:

GRANTEE: RIGGS & COMPANY, a division of Riggs Bank N.A., as Trustee of the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18

ABBREVIATED LEGAL DESCRIPTION: Portion of Block 19, A.A. Denny’s 3rd Addition, Volume 1, Page 33. The complete legal description is on Exhibit A hereto.

ASSESSOR TAX ACCOUNT PARCEL NOS: 197570-0180-06; 197570-0200-02.

This Subordination, Non-Disturbance and Attornment Agreement (the “Agreement”) is made and executed as of the             , by and between RIGGS & COMPANY, a division of Riggs Bank N.A., as Trustee of the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 (“Lender”), PINE STREET DEVELOPMENT L.L.C., a Washington limited liability company (“Landlord”), and              (“Tenant”).

RECITALS

A. Tenant and Landlord have entered into a Lease Agreement dated              (the “Lease”) whereby Tenant has agreed to lease the real property described in the Lease, together with the improvements now or hereafter located thereon (collectively herein, the “Premises”), which Premises constitutes all or a part of the real property described in Exhibit A attached hereto (the “Property”).

B. On the condition that the Lease and all of Tenant’s rights in the Premises and the Property (the “Lease Rights”) be subordinated as provided below, and that Tenant enter into this Agreement, Lender has agreed to make a loan, including all renewals, modifications, and amendments (the “Loan”) to Landlord, in the principal amount of Twenty-Five Million Dollars ($25,000,000:00) to provide financing for Landlord. In connection with the Loan, Landlord has or will be executing a Loan Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the “Deed of Trust”) to secure Landlord’s obligations under the Loan.

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, Tenant and Lender agree as follows:

1. Subordination. The Lease, and all Lease Rights, including but not limited to any claim to condemnation awards by Tenant, are hereby subjected and subordinated and shall remain in all respects and for all purposes subject, subordinate and junior to the lien of the Deed of Trust, and to the rights and interests of the holder(s) from time to time of the Deed of Trust, as fully and with the same effect as if the Deed of Trust had been duly executed, acknowledged and recorded, and the indebtedness secured thereby had been fully disbursed prior to the execution of the Lease and the possession of the Premises by Tenant, or its predecessors in interest.

2. Reliance By Lender. The parties are executing this instrument in order to induce Lender to disburse the Loan proceeds, and the parties further agree that the disbursement by Lender of all or any part of the Loan proceeds shall constitute reliance by Lender upon this instrument and the provisions hereof and the subordination effected hereby.

3. Tenant Not To Be Disturbed. So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants, or conditions of the Lease on Tenant’s part to be performed, Tenant’s possession of the Premises shall not be disturbed by Lender in any foreclosure action, sale or other action or proceeding instituted under or in connection with the Deed of Trust during the term of the Lease or any extensions or renewals thereof.

4. Tenant Not To Be Joined In Foreclosure. So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants, or conditions of the Lease on Tenant’s part to be performed, Lender will not join Tenant as a party defendant in any action or proceeding foreclosing any of the Deed of Trust unless such joinder is necessary to foreclose such Deed of Trust and then only for such purpose and not for the purpose of terminating the Lease.

5. Lease To Be Assigned to Lender. Tenant recognizes and acknowledges that the Lease will be assigned to Lender as collateral security for the Loan, which assignment among other things will prohibit Landlord from thereafter modifying, terminating or accepting surrender of the Lease or reducing, abating or accepting prepayment of any rent under the Lease more than one calendar month in advance of its due date (without first obtaining the consent of Lender), and Tenant agrees to be bound by these restrictions.

6. Tenant To Attorn To Lender. If the interests of Landlord shall be transferred to and owned by Lender by reason of foreclosure or other proceedings brought in lieu of or pursuant to a foreclosure, or by any other manner, and Lender succeeds to the interest of Landlord under the Lease, Tenant shall be bound to Lender under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Lender were the landlord under the Lease; and Tenant does hereby agree to attorn to Lender, as its landlord, said attornment to be effective and self-operative immediately upon Lender succeeding to the interest of Landlord under the Lease without the execution of any further instruments on the part of any of the parties hereto. Except as required under any Deed of Trust or assignment of leases or cash collateral, Tenant shall be under no obligation to pay rent to Lender until Tenant receives written notice from Lender that it has succeeded to the interest of Landlord under the Lease or upon Lender’s written notice to Tenant that Landlord is in default of the Loan. Upon the receipt by Tenant of such written notice, Tenant shall pay all amounts coming due thereafter under the Lease to Lender. The respective rights and obligations of Tenant and Lender upon such attornment, to the extent of the then remaining balance of the term of the Lease and any extensions and renewals thereof, shall be and are the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length herein.

7. Lender Not Bound By Certain Acts Of Landlord. If Lender shall succeed to the interest of Landlord under the Lease, Lender (a) shall not be liable for any act or omission of Landlord; (b) nor be subject to any offsets or defenses which Tenant might have against Landlord; (c) nor be bound by any rent or additional rent which Tenant might have paid for more than the then current installment; (d) nor be obligated for repayment of any security deposit which has not been previously paid to Lender; (e) nor be bound by any amendment or modification of the Lease made without Lender’s consent. Nothing contained herein shall obligate Lender to perform Landlord’s obligations until such time as Lender shall become the owner of the Premises.

8. Purchase Options. Any options or rights contained in the Lease to acquire title to the Premises are hereby made subject and subordinate to the rights of Lender under the Deed of Trust and any acquisition of title to the Premises made by Tenant during the terms of the Deed of Trust shall be made subordinate and subject to the Deed of Trust.

9. Successors and Assigns. This Agreement and each and every covenant, agreement and other provision hereof shall be binding upon the parties hereto and their heirs, administrators, representatives, successors and assigns, including without limitation each and every holder from time to time of the Lease or any other person having an interest therein and shall inure to the benefit of Lender and its successors and assigns. Without limiting the foregoing, any party who purchases the Property in connection with a foreclosure of the Deed of Trust and any party who purchases the Property from Lender shall be entitled to the benefits granted Lender hereunder.

10. Applicable Law. This Agreement is made and executed under and in all respects is to be governed and construed by the laws of the State of Washington.

11. Captions and Headings. The captions and headings of the various sections of this Agreement are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

12. Notices. All notices, consents and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered by hand, (ii) when received by the addressee, if sent by Federal Express or other nationally recognized private courier service, in each case to the appropriate addresses described below (or to such other address as a party may designate as to itself by notice to the other party):

Lender:

Riggs & Company, a Division of Riggs Bank N.A.,

as Trustee of the Multi-Employer Property Trust

808 17th Street, N.W.

Washington, DC 20006

Attention: Patrick O. Mayberry

With copies to:

Kennedy Associates Real Estate Counsel, Inc.

1215 Fourth Avenue, Suite 2400

Seattle, Washington 98161

Attention: John Parker

And to:

McNaul Ebel Nawrot Helgren & Vance P.L.L.C.

27th Floor, One Union Square

600 University Street

Seattle, Washington 98101-3143

Attention: Louis F. Nawrot, Jr.

Landlord:

Pine Street Development L.L.C.

520 Pike Street, Suite 2200

Seattle, Washington 98101

Attention: Matt Griffin

With copies to:

Riggs & Company, a Division of Riggs Bank N.A.,

as Trustee of the Multi-Employer Property Trust

808 17th Street, N.W.

Washington, DC 20006

Attention: Patrick O. Mayberry

And to:

Kennedy Associates Real Estate Counsel, Inc.

1215 Fourth Avenue, Suite 2400

Seattle, Washington 98161

Attention: John Parker

And to:

McNaul Ebel Nawrot Helgren & Vance P.L.L.C.

27th Floor, One Union Square

600 University Street

Seattle, Washington 98101-3143

Attention: Louis F. Nawrot, Jr.

Tenant:

___________________________

___________________________

___________________________

___________________________

With a copy to:

___________________________

___________________________

___________________________

___________________________

Lender, upon succeeding to the interest of Landlord under the Lease, shall not be bound by any notice given by Tenant to Landlord unless a copy of the notice was sent to Lender.

13. Cure Periods; Notice to Lender. Notwithstanding anything herein or in the Lease to the contrary and so long as Lender has any interest in the Premises, Landlord shall not be in default under any provision of the Lease unless written notice specifying such default is mailed to Landlord and to Lender. Tenant agrees that Lender shall have the right to cure such default on behalf of Landlord within thirty (30) calendar days after receipt of such notice. Tenant further agrees not to invoke any of its remedies under the Lease, including, but not limited to, termination or abatement of rent, until said thirty (30) days have elapsed, or during any period that Lender is proceeding to cure such default with due diligence or proceeding to obtain the legal right to enter the leased Premises and cure the default.

14. Certification of Tenant. Tenant certifies to Lender that it has accepted or will accept delivery of the Premises and has entered into or will enter into occupancy and possession thereof; that the Lease represents the entire agreement between the parties as to the leasing, is in full force and effect, and has not been assigned, modified, supplemented or amended in any way except as indicated above; that rent has not been paid and will not be paid for more than one installment in advance; that as of this date Landlord is not in default under any of the terms, conditions, provisions, or agreements of the Lease; and that Tenant has no offsets, claims, liens, charges, or defenses against Landlord or the rents due under the Lease.

15. Attorneys’ Fees. Upon the occurrence of a default under this Agreement, the prevailing party shall be entitled to collect from defaulting party its reasonable attorneys fees and costs.

16. Exculpatory Provision. The Lender has executed this Agreement by its trustee signing in a representative capacity and not personally. Anything contained in this Agreement to the contrary notwithstanding, the Landlord and Tenant confirm that each and all of the covenants, undertakings, and agreements of the Lender are made and intended, not as personal covenants, undertakings, and agreements of the trustee, or for the purpose of binding the trustee personally, but solely in the exercise of the powers conferred upon the trustee by its principal and in a representative capacity. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforced against the trustee of the Lender, or any beneficiary of the Lender, or any consultant to such trustee, on account of any covenant, undertaking, or agreement contained in or claim made under this Agreement or otherwise on account of the entry or performance of this Agreement. Liability with respect to the entry and performance of this Agreement by or on behalf of Lender, however it may arise, shall be asserted and enforced only against the corpus of the trust which is designated as the Lender. Any and all personal liability, if any, beyond that which may be asserted under this paragraph, is expressly waived and released by the Landlord and Tenant and by all persons claiming by, through or under the Landlord or Tenant.

LANDLORD:

PINE STREET DEVELOPMENT L.L.C., a Washington limited liability company

By:	RGHK Seattle, L.L.C., a Washington limited liability company, its manager

By:

Name: Matt Griffin
Its: Manager

LENDER:

RIGGS & COMPANY, a division of Riggs Bank N.A., as Trustee of the Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18

By:

Name: Patrick O. Mayberry
Its: Executive Director

TENANT:

By:

Name:
Its:

LANDLORD:

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this          day of July, 2001, before me personally appeared Matt Griffin, to me known to be the manager of RGHK Seattle, L.L.C, the limited liability company that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said company as the manager of Pine Street Development L.L.C, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument on behalf of said company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public for the State of Washington

My Commission Expires

(NOTARY SEAL)

LENDER:

)

DISTRICT OF COLUMBIA	) ss.
)

On this          day of                     , 2001, before me personally appeared Patrick O. Mayberry, to me known to be the Executive Director of Riggs & Company, a division of Riggs Bank N.A., as Trustee of the Multi-Ernployer Properly Trust, a trust organized under 12 C.F.R. Section 9.18, that executed the within and foregoing instrument as Trustee, and acknowledged said instrument to be the free and voluntary act and deed of said national banking association as trustee, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Printed Name:
NOTARY PUBLIC in and for the District of Columbia residing at
My commission expires:
(NOTARY SEAL)

TENANT:
)
) ss.
)

On this          day of                     , 2001, before me personally appeared                     , to me known to be the                                  that executed the within and foregoing instrument as                                         , and acknowledged said instrument, to be the free and voluntary act and deed of said                             , for the uses and purposes therein mentioned, and on oath stated that                      (he or she) was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Printed Name:
NOTARY PUBLIC in and for the residing at
My commission expires:

(NOTARY SEAL)

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

PARCEL A:

Lots 2 and 3 in Block 19 of Addition to the Town of Seattle as laid out by A. A. Denny (commonly known as A.A. Denny’s 3rd Addition to the City of Seattle), as per plat recorded in Volume 1 of Plats, Page 33, Records of King County;

EXCEPT the Northwesterly 7 feet of said Lot 2 condemned for street purposes in King County Superior Court Cause No. 57057 as provided by Ordinance No. 14500 of the City of Seattle;

AND EXCEPT that portion of said Lot 2 condemned for Westlake Avenue in King County Superior Court Cause No. 36118 as provided by Ordinance No. 7733 of the City of Seattle;

TOGETHER WITH that portion of alley in said Block 19 adjoining said premises vacated by Ordinance No. 17294 of the City of Seattle and more particularly described as follows:

Beginning at a point on the Easterly line of the alley in said Block 19 where it is intersected by the line between Lots 3 and 6 of said block;

Thence Northwesterly on the arc of a curve to the left having a radius of 50 feet through an arc of 25 degrees 50 minutes 20 seconds a distance of 22.60 feet to a point of compound curve;

Thence Northwesterly on the arc of a curve to the left having a radius of 20.992 feet through an arc of 26 degrees 54 minutes 00 seconds a distance of 9.85 feet to a point of reverse curve;

Thence Northerly on the arc of a curve to the right having a radius of 6.33 feet through an arc of 76 degrees 36 minutes 00 seconds a distance of 7.93 feet to a point on the East line of Westlake Avenue as established by said ordinance;

Thence Northerly along the said East line of Westlake Avenue 32.833 feet to the East line of said alley;

Thence Southerly along said East line of said alley 66.485 feet more or less to the point of beginning; Situate in the City of Seattle, County of King, State of Washington.

PARCEL B:

A leasehold estate arising out of that certain Lease, executed April 1, 1996, as amended by a First Amendment to Lease, dated January 14,1999, a memorandum of which is recorded under King County Recording No. 9902102006, between Kassel and Rebecca Gottstein Co., Inc., a Washington corporation, and Laurie A. Friedman, collectively as landlord, and Pine Street Development L.L.C., as tenant, for the lease of Lots 6 and 7 in Block 19 in an addition to the Town of Seattle as laid off by A.A. Denny (commonly known as A.A. Denny’s 3rd Addition to the City of Seattle), as per plat recorded in Volume 1 of Plats, Page 33, Records of King County; Situate in the City of Seattle, County of King, State of Washington.